SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                DECEMBER 19, 1995
                        ---------------------------------
                        (Date of Earliest Event Reported)

                       NEW ENGLAND COMMUNITY BANCORP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                    0-14550                       06-1116165
          ------------------------   ---------------------------------
          (Commission File Number)   (IRS Employer Identification No.)

        POST OFFICE BOX 130, OLD WINDSOR MALL, WINDSOR, CONNECTICUT 06095
        -----------------------------------------------------------------
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (860) 688-5251
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


Form 8-K, Current Report
New England Community Bancorp, Inc.
Commission File No. 0-14550

The total number of Pages in this Report (excluding exhibits) is 3 and including exhibits is 66.

Item 5.  OTHER MATTERS

         On December 19, 1995, the Boards of Directors of New England Community Bancorp, Inc., ("New England") a Delaware corporation with its principal place of business in Windsor, Connecticut, its wholly owned subsidiary, New England Bank and Trust Company, a Connecticut chartered commercial bank with its principal place of business in Windsor, Connecticut and Manchester State Bank, a Connecticut chartered commercial bank with its principal place of business in Manchester, Connecticut, executed a Plan and Agreement of Reorganization (the "Agreement").

         Pursuant to the Agreement, upon consummation of the transaction, it is anticipated that shareholders of Manchester State Bank will exchange each share of common stock of Manchester State Bank for the Reorganization consideration consisting of $35.20 payable in cash and 5.493 shares of New England's common stock. The Agreement is subject to conditions such as shareholder and regulatory approvals.

         The parties anticipate consummating the transactions contemplated by the Agreement in mid 1996.

         In connection with the execution of the Agreement, each director of Manchester State Bank entered into a shareholder's agreement (the "Shareholder's Agreement") in the form required pursuant to Section 1.11 of the Agreement.

Item 7.  EXHIBITS
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     EXHIBIT NO.                         DESCRIPTION
     ----------                          -----------

          2 Plan and Agreement of Reorganization dated December 19, 1995 by and among New England Community Bancorp, Inc., New England Bank and Trust Company and Manchester State Bank.



          99.1 Copy of the press release, dated December 20, 1995, issued by New England Community Bancorp, Inc.



          99.2      Form of Shareholder  Agreement  required pursuant to Section
                    1.11 of the Plan and Agreement of Reorganization dated December 19, 1995 by and among New England Community Bancorp, Inc., New England Bank and Trust Company and Manchester State Bank.



Dated: January 11, 1996                      NEW ENGLAND COMMUNITY BANCORP,
                                             INC.



                                             BY /S/ David A. Lentini
                                               --------------------
                                             David A. Lentini, President
                                             and Chief Executive Officer





                           INDEX TO EXHIBITS



EXHIBIT NUMBER                 DESCRIPTION                                 PAGE
--------------                 -----------                                 ----

      2                        Plan and Agreement                            4
                               of Reorganization dated
                               December 19, 1995 by and among
                               New England Community Bancorp,
                               Inc., New England Bank and
                               Trust Company and Manchester State
                               Bank.

     99.1                      Copy of the press release,                    59
                               dated  December  20,  1995,  issued by
                               New  England   Community   Bancorp, Inc.

     99.2                      Form of Shareholder Agreement                 62
                               required pursuant to Section 1.11
                               of the Plan and Agreement of
                               Reorganization dated December 19, 1995 by and among New England Community Bancorp,
                               Inc., New England Bank and Trust Company and Manchester State Bank.

                               EXHIBIT 2

     Plan and Agreement of Reorganization dated December 19, 1995 by and among New England Community Bancorp, Inc.,
     New England Bank and Trust Company and Manchester State Bank.

--------------------------------------------------------------------------------
                  PLAN AND AGREEMENT OF REORGANIZATION

                              By and Among

                   New England Community Bancorp, Inc.

                    New England Bank & Trust Company

                                   and

                          Manchester State Bank

                      Dated as of December 19, 1995

--------------------------------------------------------------------------------

                  PLAN AND AGREEMENT OF REORGANIZATION


         PLAN AND AGREEMENT OF REORGANIZATION, dated as of December 19, 1995, by and among New England Community Bancorp, Inc., a Delaware corporation (the "Company"), New England Bank & Trust Company, a Connecticut-chartered commercial bank and a wholly-owned subsidiary of the Company (the "Bank"), and Manchester State Bank, a Connecticut-chartered commercial bank ("Manchester State Bank").

         WHEREAS, the Boards of Directors of the Company, the Bank and Manchester State Bank have determined that it is in the best interests of their respective institutions and shareholders to consummate the business combination transaction provided for herein in which Manchester State Bank will, subject to the terms and conditions set forth herein, merge with and into the Bank, with the Bank being the surviving corporation in the Reorganization (the "Reorganization"); and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Reorganization and also to prescribe certain conditions to the Reorganization.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                ARTICLE I

                           THE REORGANIZATION

         1.01 THE REORGANIZATION. In accordance with the provisions of this Agreement and of the banking laws of Connecticut, including Section 36a-125 of the Connecticut General Statutes ("C.G.S."), at the Effective Time as defined by
Section 1.02, Manchester State Bank shall be merged with and into the Bank, the separate corporate existence of Manchester State Bank shall cease, and the Bank shall continue its corporate existence as the resulting corporation in the Reorganization (the "Resulting Corporation") as a Connecticut-chartered commercial bank under the name "New England Bank & Trust Company" with all of the powers provided to such banks under the laws of the State of Connecticut. Also at the Effective Time, all the outstanding shares of common stock, $10.00 par value, of Manchester State Bank ("Manchester State Bank Common Stock") (except for (i) shares held by Manchester State Bank as treasury shares, (ii) shares owned by any direct or indirect subsidiary of Manchester State Bank,
(iii) shares held by the Company or the Bank other than in a fiduciary or trust

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

capacity for the benefit of third parties, and (iv) shares as to which dissenters' rights have been perfected) will be converted into the right to receive consideration in cash and shares of the Class A common stock, $.10 par value, of the Company ("Company Common Stock"), without interest, in the manner specified in Section 1.04 and Article II hereof, and each outstanding share of common stock, $5.00 par value, of the Bank ("Bank Common Stock") and Company Common Stock, respectively, shall remain outstanding and continue to be one fully paid and nonassessable share of Common Stock of the Resulting Corporation and of the Company, respectively.

         1.02 EFFECTIVE TIME. The Reorganization shall become effective on the last day of the month in which the filing of a certified copy of this Agreement by the Banking Commissioner of the State of Connecticut (the "Commissioner"), along with his approval of the Reorganization, are filed with the Secretary of State of the State of Connecticut (the "Secretary").

         1.03 EFFECT OF THE REORGANIZATION. At and after the Effective Time and by virtue of the Reorganization, the Resulting Corporation shall possess all the rights, privileges, powers and franchises of Manchester State Bank and the entire assets, business and franchises of Manchester State Bank shall be vested in the Resulting Corporation without any deed or transfer, provided the parties may execute such deeds or instruments of conveyance as may be convenient to confirm the same. The Resulting Corporation shall assume and be liable for all debts, accounts, undertakings, contractual obligations and liabilities of Manchester State Bank and shall exercise and be subject to all the duties, relations, obligations, and trusts of Manchester State Bank, whether as debtor, depository, registrar, transfer agent, executor, administrator, trustee or otherwise, and shall be liable to pay and discharge all such debts and liabilities, to perform such duties and to administer all such trusts in the same manner and to the same extent as if the Resulting Corporation had itself incurred the obligation or liability or assumed the duty, relation or trust, and all rights of creditors and all liens upon the property of Manchester State Bank shall be preserved unimpaired and the Resulting Corporation shall be entitled to receive, accept, collect, hold and enjoy any and all gifts, bequests, devises, conveyances, trusts and appointments in favor of or in the name of Manchester State Bank whether made or created to take effect prior to or after the Reorganization and the same shall inure to and vest in the Resulting Corporation. In addition to the foregoing, the Reorganization shall have such other effects as may be provided under the laws of the State of Connecticut.

         1.04     CONVERSION OF MANCHESTER STATE BANK COMMON STOCK.

                  (a) At the Effective Time, each share of the common stock, par value $10.00 per share, of Manchester State Bank ("Manchester State Bank Common Stock") issued and outstanding immediately prior to the Effective Time (except for (i) shares held by Manchester State Bank as treasury shares, (ii) shares owned by any direct or indirect subsidiary of Manchester State Bank, (iii) shares held by the Company, or the Bank other than in a fiduciary or trust capacity for the benefit of third parties, and (iv) shares as to which dissenters' rights have been perfected) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for Reorganization consideration ("Per Share Reorganization Consideration") consisting of $35.20 payable in cash (the "Cash Portion") and
5.493 shares of Company Common Stock.

                  (b) At the Effective Time, all of the shares of Manchester State Bank Common Stock converted into cash and Company Common Stock pursuant to
Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Manchester State Bank Common Stock shall thereafter represent the right to receive the Per Share Reorganization Consideration into which the share of Manchester State Bank Common Stock represented by such Certificate has been converted pursuant to this Section 1.04 and Section 2.02(d) hereof. Certificates previously representing shares of Manchester State Bank Common Stock shall be exchanged for certificates representing whole shares of Company Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.02 hereof, without any interest thereon. If prior to the Effective Time the Company should split or combine its common stock, or pay a stock dividend or other distribution in such common stock, then the Exchange Ratio (including, if applicable, the Minimum Exchange Ratio, the Maximum Exchange Ratio, and the Adjusted Maximum Exchange Ratio) shall be appropriately adjusted to reflect such split, combination, dividend or distribution.

                  (c) At the Effective Time, (i) all shares of Manchester State Bank Common Stock that are owned by Manchester State Bank as treasury shares,
(ii) all shares of Manchester State Bank Common Stock that are owned directly or indirectly by any subsidiary of Manchester State Bank, and (iii) shares of Manchester State Bank Common Stock held by the Company or the Bank other than in a fiduciary or trust capacity for the benefit of third parties shall be cancelled and shall cease to exist and no stock of the Company or other consideration shall be delivered in exchange therefor.

         1.05 DISSENTERS' RIGHTS. Notwithstanding anything in this Agreement to the contrary and unless otherwise provided by applicable law, shares of Manchester State Bank Common Stock which are issued and outstanding immediately prior to the Effective Time and which are owned by shareholders who: (a) pursuant to applicable law, deliver to Manchester State Bank, before the taking of the vote of Manchester State Bank's shareholders on the Reorganization, written demand for the appraisal of their shares, if the Reorganization is effected; and (b) whose shares are not voted in favor of the Reorganization, nor consented thereto in writing (the "Dissenting Shares"), shall not be converted into Reorganization consideration as provided in Section 1.04, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their right of appraisal and payment under applicable law. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, Manchester State Bank Common Stock of such holder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, Reorganization consideration determined pursuant to Section 1.04 and Section 2.02(d) hereof.

         1.06     OPTIONS.  [RESERVED]

         1.07 OTHER MATTERS. At and after the Effective Time: (i) the Resulting Corporation's main office shall continue to be located in Windsor, Connecticut,
(ii) except as provided in Section 1.08 hereof, the Directors and officers of the Bank who are holding office immediately prior to the Effective Time shall continue to be the Resulting Corporation's Directors and officers, (iii) the Certificate of Incorporation and Bylaws of the Bank existing immediately prior to the Effective Time shall continue to be the Certificate of Incorporation and Bylaws of the Resulting Corporation, (iv) the authorized capital stock of the Resulting Corporation at the Effective Time shall consist of 350,000 shares of common stock, $5.00 par value per share, and no shares of preferred stock, as provided in the Certificate of Incorporation of the Bank, and (v) the minimum and maximum number of Directors of the Resulting Corporation shall be as set forth in the Certificate of Incorporation and Bylaws of the Resulting Corporation.

         1.08 DIRECTORS. At the Effective Time, the Company shall offer (i) Nathan G. Agostinelli currently an officer and Director of Manchester State Bank, to be elected as a Director of the Resulting Corporation and to serve as an officer of the resulting Corporation pursuant to an agreement in the form of
SCHEDULE 6.07(c) , and (ii) Andrew Ansaldi, Jr. currently a Director of Manchester State Bank, to be elected as a Director of the Resulting Corporation.

         1.09 ACCOUNTHOLDER ACCOUNTS. Upon the Effective Time, subject to any contractual provisions in effect between Manchester State Bank and its accountholders, the Resulting Corporation shall provide to each accountholder of Manchester State Bank, without charge, an account or accounts in the Resulting Corporation which shall be equal in value to the withdrawal account or accounts held by such accountholder in Manchester State Bank at such time. To the extent practicable, but without requiring that the Resulting Corporation establish any new types of accounts, or to change the terms of the types of accounts which the Bank had established prior to the Effective Time, the accounts provided by the Resulting Corporation to the accountholders of Manchester State Bank shall be selected from among the types of accounts which were made available by the Bank to its depositors prior to the Effective Time with a view toward ensuring that the accounts provided by the Resulting Corporation to the accountholders of Manchester State Bank shall be comparable to the withdrawal accounts which were held by such accountholders in Manchester State Bank prior to the Reorganization.

         1.10 TAX CONSEQUENCES. It is intended that the Reorganization shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a tax-free "plan of reorganization" for the purposes of Section 368 of the Code.

         1.11 CERTAIN AGREEMENTS. In order to protect the integrity of this Agreement, as of the date of this Agreement (a) the Company and certain shareholders of Manchester State Bank are entering into agreements (the "Shareholder Agreements") whereby such shareholders agree to take or refrain from certain actions and (b) Manchester State Bank agrees to reflect on its financial statements for December 31, 1995 and the year then ending appropriate adjustments to the satisfaction of its independent accountants and independent accountants of the Company and the Bank to reflect the anticipated payment by Manchester State Bank to each "Founding Director" eligible to participate in the Manchester State Bank plan for compensating "Founding Directors" in the event of a change in control.

                               ARTICLE II

                           EXCHANGE OF SHARES

         2.01 THE COMPANY TO MAKE REORGANIZATION CONSIDERATION AVAILABLE. At or prior to the Effective Time, the Company shall deposit, or shall cause to be deposited, with a bank or trust company selected by the Company (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Company Common Stock and cash sufficient to pay the Reorganization consideration provided for in Sections 1.04 and 2.02(c) (the"Reorganization Consideration") (such cash and certificates for shares of Company Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued and paid pursuant to Section 1.04 and paid pursuant to Section 2.02(a) in exchange for outstanding shares of Manchester State Bank Common Stock. The cash portion of the Exchange Fund shall be invested by the Exchange Agent, as directed by the Company in writing, (i) solely in U.S. Treasury obligations, or (ii) a mutual fund or similar investment pool which invests its assets substantially in U.S. Treasury obligations, or which invests its assets in repurchase agreements which are collateralized or secured by U.S. Treasury obligations, and any net earnings with respect thereto shall be paid to the Company as and when requested by the Company. If for any reason (including losses) the Exchange Fund is inadequate to pay the amounts to which holders of shares of Manchester State Bank Common Stock shall be entitled under this Agreement, the Company shall be liable for the payment thereof.

2.02 EXCHANGE OF SHARES.

                  (a) As soon as practicable after the Effective Time, and in no event later than three business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for Reorganization Consideration into which the shares of Manchester State Bank Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificates shall be entitled to receive in exchange therefor
(x) a certificate representing that number of whole shares of Company Common Stock to which such holder of Manchester State Bank Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (y) a check representing (i) the amount of cash to which such holder of Manchester State Bank Common Stock shall have become entitled pursuant to the provisions of
Article I hereof and (ii) the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash payable hereunder or on unpaid dividends and distributions, if any, payable to holders of Certificates.

                  (b) At the Effective Time and until so surrendered and exchanged, each such Certificate (other than Certificates representing Dissenting Shares or shares held by Manchester State Bank, or any direct or indirect subsidiary of Manchester State Bank) shall represent solely the right to receive Reorganization Consideration as provided for in this Agreement. If Reorganization Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate representing shares of Manchester State Bank Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of Reorganization Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                  (c) After the Effective Time, there shall be no transfers on the stock transfer books of Manchester State Bank of the shares of Manchester State Bank Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for Reorganization Consideration as provided in this Article II.

                  (d) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Company Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder. In lieu of the issuance of any such fractional share, each former shareholder of Manchester State Bank who otherwise would be entitled to receive a fractional share of Company Common Stock shall be entitled to receive an amount in cash determined by multiplying (i) the closing price of Company Common Stock as quoted on the National Association of Securities Dealers Automatic Quotation System, NASDAQ National Market System as reported by THE WALL STREET JOURNAL for the trading day immediately preceding the date of the Effective Time by (ii) the fraction of a share of Company Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.04 hereof.

                  (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Manchester State Bank for 12 months after the Effective Time shall be paid to the Company. Any shareholders of Manchester State Bank who have not theretofore complied with this Article II shall thereafter look only to the Company for payment of Reorganization Consideration deliverable in respect of each share of Manchester State Bank Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of the Company, Manchester State Bank, the Exchange Agent or any other person shall be liable to any former holder of shares of Manchester State Bank Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (f) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Reorganization Consideration deliverable in respect thereof pursuant to this Agreement.

                               ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF MANCHESTER STATE BANK

         Manchester State Bank hereby represents and warrants to the Bank and the Company as follows:

         3.01     CORPORATE ORGANIZATION.

                  (a) Manchester State Bank is a state bank and trust company duly organized, validly existing and in good standing under the laws of the State of Connecticut. Manchester State Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Manchester State Bank has all necessary federal, state and local banking authorization to own or lease its properties and assets and to carry on its business as it is being conducted. The accounts of depositors of Manchester State Bank are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation (the "FDIC") in accordance with law and with the regulations of the FDIC and all premiums and assessments required in connection therewith have been paid. The copies of Manchester State Bank's Certificate of Incorporation and Bylaws, each certified by its Secretary as of the date of this Agreement, which are being delivered to the Company herewith, are complete and correct copies in effect as of the date of this Agreement. Except as listed on the attached SCHEDULE 3.01(a), Manchester State Bank does not have any wholly owned subsidiaries or capital stock or other equity ownership interest in any corporation, partnership or other entity which totals 5% or more of such entity's total equity.

                  (b) As used in this Agreement, the word "Subsidiary", when used with respect to any party, means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial purposes. MSB, Inc. is the only subsidiary of Manchester State Bank. MSB, Inc. is wholly owned by Manchester State Bank and is duly organized, validly existing and in good standing under the laws of the State of Connecticut and has all corporate power and authority required to own or lease all of its properties and assets and to carry on its business as then conducted. For purposes of this Agreement, all representations and warranties of Manchester State Bank pertaining to its business, operations and financial condition shall be deemed to include the business, operations and financial condition of MSB, Inc. as a wholly-owned subsidiary of Manchester State Bank.

                  (c) Manchester State Bank's minute books contains complete and accurate records of all meetings through December 14, 1995, and other corporate actions of its shareholders and its Board of Directors (including committees of its Board of Directors).

         3.02 CAPITALIZATION. The authorized capital stock of Manchester State Bank consists solely of 100,000 shares of common stock, $10.00 par value ("Manchester State Bank Common Stock"). As of the date of this Agreement, there were 100,000 shares of Manchester State Bank Common Stock issued and outstanding and no shares held in Manchester State Bank's treasury or (except as described below) reserved for issuance upon exercise of outstanding stock options. All issued and outstanding shares of Manchester State Bank Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Manchester State Bank does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Manchester State Bank capital stock or any security representing the right to purchase or otherwise receive any capital stock of Manchester State Bank. None of the shares of capital stock of Manchester State Bank has been issued in violation of the preemptive rights of any person. Except as provided for in this Agreement, there are no agreements of record or of which Manchester State Bank is aware among any of the Manchester State Bank shareholders relating to rights to own, vote or dispose of Manchester State Bank Common Stock.

         3.03     AUTHORITY; NO VIOLATION.

                  (a) Manchester State Bank has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby including the proposal and settlement of amounts to "Founding Directors" as set forth in the most recent proxy material of Manchester State Bank and as founded in the Shareholder's Agreement referred in Section 1.11 of this Agreement. The execution and delivery of this Agreement by Manchester State Bank and the consummation by Manchester State Bank of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of Manchester State Bank and a certified copy of the Board resolution reflecting such approval is attached hereto as SCHEDULE 3.03(a). The Board of Directors of Manchester State Bank has directed that this Agreement and the transactions contemplated hereby be submitted to Manchester State Bank's shareholders for consideration at a meeting of such shareholders and, except for the adoption of this Agreement by the requisite vote of Manchester State Bank's shareholders, no other corporate proceedings on the part of Manchester State Bank are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Manchester State Bank and (assuming adoption of the Agreement by the requisite vote of Manchester State Bank's shareholders and the due authorization, execution and delivery by the Bank and the Company, and also subject to the receipt of the requisite regulatory approvals) constitutes a valid and binding obligation of Manchester State Bank, enforceable against Manchester State Bank in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) Neither the execution and delivery of this Agreement by Manchester State Bank, nor the consummation by Manchester State Bank of the transactions contemplated hereby, nor compliance by Manchester State Bank with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Manchester State Bank or (ii) assuming that the consents and approvals referred to in Section 3.04 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Manchester State Bank, or (y) violate, result in a breach of any provision of, constitute a default under, or result in the creation of any material lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Manchester State Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Manchester State Bank is a party, or by which it or any of its properties or assets may be bound or affected.

         3.04 CONSENTS AND APPROVALS. Except for consents, approvals, filings or registrations which may be required of or with the Commissioner, the FDIC, any other applicable governmental authorities and the shareholders of Manchester State Bank, no consents or approvals of or filings or registrations with any third party or any public body or authority are necessary in connection with (a) the execution and delivery by Manchester State Bank of this Agreement or (b) the consummation of the Reorganization and the other transactions contemplated hereby, insofar as they relate to any actions required of Manchester State Bank.

         3.05 FINANCIAL STATEMENTS. Manchester State Bank has previously delivered to the Company accurate and complete copies of (a) the balance sheets of Manchester State Bank as of December 31 of each of the five fiscal years 1990 through 1994, inclusive, and the related statements of operations, statements of shareholders' equity, and statements of cash flows for the periods then ended, in each case accompanied by the report of Manchester State Bank's independent certified public accountants, (b) all management letters from such accountants delivered to Manchester State Bank since January 1, 1990, and (c) the unaudited balance sheet of Manchester State Bank as of September 30, 1995 and the related unaudited statements of operations, statements of shareholders' equity, and statements of cash flows for the nine month period then ended. Each of the financial statements referenced above ("Financial Statements") has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with other periods, except as otherwise noted therein or in notes thereto, and fairly presents in all material respects the financial condition or income of Manchester State Bank as at the date thereof and for the period covered thereby except, in the case of the interim statement, for normal year end adjustments and year end accruals. Except as and to the extent reflected or reserved in the balance sheets included in the Financial Statements or notes thereto and except for liabilities involving the Shareholder's Agreements referred to in Section 1.11 (which liability shall not exceed $600,000), Manchester State Bank did not have, as of the dates of such balance sheets, any material liabilities or obligations (absolute or contingent) of a nature customarily reflected in balance sheets or notes thereto prepared in accordance with generally accepted accounting principles ("GAAP"). The books and records of Manchester State Bank have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only valid transactions.

         3.06 ABSENCE OF UNDISCLOSED LIABILITIES. Except for the transactions contemplated by this Agreement including the liability provided for in Section
1.11 and the Shareholder's Agreements, pursuant thereto (which liability shall not exceed $600,000), Manchester State Bank has not incurred any liability (contingent or otherwise) that is material to Manchester State Bank or that, when combined with all similar liabilities, would be material to Manchester State Bank, except as disclosed in the notes to Manchester State Bank's December 31, 1994 balance sheet, and except for commitments and contingencies incurred in the ordinary course of business.

         3.07 ABSENCE OF CERTAIN CHANGES OR EVENTS.

          (a) Except as set forth in SCHEDULE 3.07(a) or elsewhere in the Schedules delivered by Manchester State Bank, since December 31, 1994, there has not been:

          (1) any material adverse change in the business, operations, properties, assets or financial condition of Manchester State Bank and no fact or condition exists which Manchester State Bank believes will cause such a material adverse change in the future;

          (2) any loss (for purposes of this subsection 3.07(a)(2), "loss" shall not mean a loan loss), damage, destruction or other casualty materially and adversely affecting any of the significant properties, assets or business of Manchester State Bank (whether or not covered by insurance);

          (3) any increase in the compensation payable by Manchester State Bank to any of its employees whose total compensation after such increase was in excess of $50,000 per annum, or to any of its Directors, officers, agents, consultants, or any bonus, service award or other like benefit granted, made or accrued to the credit of any such Director, officer, agent, consultant or employee, or any welfare, pension, retirement, severance or similar payment or arrangement made or agreed to by Manchester State Bank for the benefit of any such Director, officer, agent, consultant or employee;

         (4) any change in any method of accounting or accounting practice of Manchester State Bank;

         (5) any rescheduling or having a moratorium on payments, or writing off as uncollectible of any individual loan in excess of $10,000, or loans in the aggregate in excess of $50,000, or any portion thereof; or

         (6) any agreement or understanding, whether in writing or otherwise, of Manchester State Bank to do any of the foregoing.

         (b) Except as set forth in SCHEDULE 3.07(b), since December 31, 1994, Manchester State Bank has not:

         (1) issued or sold any promissory notes, stock, bonds or other corporate securities of which it is the issuer;

          (2) discharged or satisfied any lien or encumbrance or paid or satisfied any obligation or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) in an amount greater than $25,000, other than current liabilities shown on the December 31, 1994 balance sheet (the "1994 Balance Sheet") and current liabilities incurred since December 31, 1994 in the ordinary course of business;

          (3) declared, paid or set aside for payment any dividend or other distribution (whether in cash, stock or property) in respect of its capital stock;

          (4) split, combined or reclassified any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or other securities;

          (5) sold, assigned, or transferred any of its assets (real, personal or mixed, tangible or intangible), cancelled any debts or claims or waived any rights of substantial value, except, in each case, in the ordinary course of business;

          (6) sold, assigned, transferred or permitted to lapse any patents, trademarks, trade names, copyrights or other similar assets, including applications or licenses therefor;

          (7) paid any amounts or incurred any liability to or in respect of, or sold any properties or assets (real, personal or mixed, tangible or intangible) to, or engaged in any transaction or entered into any agreement or arrangement with, any corporation or business in which Manchester State Bank or any of its officers or Directors, or any "affiliate" or "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of any such person, has any direct or indirect interest;

          (8) entered into or amended any collective bargaining agreement or suffered any material strike, work stoppage, slow down, or other labor disturbance;

          (9) amended its Certificate or Incorporation or Bylaws, or any provision thereof, or proposed any such amendment;

          (10) borrowed or agreed to borrow any funds or incurred, or become subject to, any obligation or liability (absolute or contingent), except for borrowings from the Federal Home Loan Bank of Boston or other borrowings in the ordinary course of business;

          (11) waived any rights of value which in the aggregate are material considering the business of Manchester State Bank taken as a whole;

          (12) except in the ordinary course of business, made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination would have a material adverse effect on Manchester State Bank, or its business or operations taken as a whole;

          (13) made any material investment or commitment therefor in any person, corporation, association, partnership, joint venture or other entity;

          (14) permitted the occurrence of any change or event within its control which would render any of its representations and warranties contained herein untrue in any material respect at and as of the Effective Time;

          (15) incurred any liability that has had, or to the knowledge of Manchester State Bank, any liability that could reasonably be expected to have, a material adverse effect on Manchester State Bank, or its business or operations taken as a whole; or

          (16) entered into any other transaction other than in the ordinary course of business or in connection with the transactions contemplated by this Agreement.

         3.08 LOAN PORTFOLIO. Except as set forth in SCHEDULE 3.08, all evidences of indebtedness reflected as assets of Manchester State Bank in Manchester State Bank's Financial Statements are in all respects binding obligations of the respective primary obligors named therein and no material amount thereof is subject to any defenses known to Manchester State Bank which may be asserted against Manchester State Bank. Except as set forth on SCHEDULE 3.08, Manchester State Bank has delivered to the Company a true and complete list in all material respects and brief description of all real property in which Manchester State Bank has an interest as creditor or mortgagee securing an amount or amounts greater than $250,000 to one borrower, or a series of related borrowers. Except as set forth in such list, (a) there are no outstanding loans held by Manchester State Bank with an unpaid balance of $50,000 or more in which a default has occurred and is continuing, and (b) Manchester State Bank has no loans reflected as assets in such Financial Statements which have principal balances in excess of $25,000, except for fully secured mortgage loans. For the purposes hereof, "default" shall include but not be limited to a failure of an obligor to make any payments with respect to any loans for 30 days or more past the due date for such payment. SCHEDULE 3.08 sets forth all of the loans in the original principal amount in excess of $100,000 of Manchester State Bank that as of the date of this Agreement are classified by Manchester State Bank or any bank regulatory examiner as "Special Mention," "Substandard," "Doubtful," "Loss" or "Classified," together with the aggregate principal amount of and accrued and unpaid interest on such loans by category. Except for normal examinations conducted by (i) the FDIC, and (ii) the Commissioner, in the regular course of the business of Manchester State Bank, and except for the Stipulation and

Consent to the Issuance of an Order to Cease and Desist issued by the FDIC and consented to by the Commissioner, which became effective January 22, 1993 and which was terminated October 19, 1995 and the Resolutions adopted by the Board of Directors of Manchester State Bank on December 14, 1995, no agency has initiated any proceeding into the business or operations of Manchester State Bank since December 31, 1990. The amount established by Manchester State Bank as a reserve for loan losses on the date hereof is sufficient in all material respects to cover losses in Manchester State Bank's loan portfolio as it now exists.

         3.09     INVESTMENTS.

                  (a) Except as set forth in SCHEDULE 3.09, Manchester State Bank has no subsidiaries other than Manchester State Bank, Inc. and no equity interest or other investment, direct or indirect, in any corporation, partnership, joint venture or other entity other than interests that have been pledged to Manchester State Bank as collateral for loans or obligations made by Manchester State Bank in the ordinary course of its lending business. To the extent any such interest has been foreclosed or otherwise thereafter become owned by Manchester State Bank, no filing with any regulatory authority is necessary.

                  (b) Except as disclosed in the notes to Manchester State Bank's December 31, 1994 balance sheet and on SCHEDULE 3.09 and except for pledges to secure public funds or for other purposes required by law, none of the investments reflected under the heading "Investment Securities" in Manchester State Bank's 1994 Balance Sheet which are owned by Manchester State Bank at the Effective Time and none of the investments made by Manchester State Bank since December 31, 1994 are subject to any investment or other restriction, whether contractual or statutory, which materially impairs the ability of the holder freely to dispose thereof in the open market at any time.

                  (c) SCHEDULE 3.09 sets forth the book and market value as of September 30, 1995 of the investment securities, mortgage backed securities and securities held for sale of Manchester State Bank.

         3.10 TITLE TO PROPERTIES. Except as set forth in SCHEDULE 3.10, Manchester State Bank has good, valid and marketable title to, (a) all its owned real properties, and (b) all other properties and assets reflected in the 1994 Balance Sheet or acquired since December 31, 1994, other than any of such properties or assets which have been sold or otherwise disposed of since December 31, 1994 in the ordinary course of business and consistent with past practice. Except as set forth in SCHEDULE 3.10, and except for Manchester State Bank's loans which are described in Section 3.08 all of such properties and assets are free and clear of title defects and obligations, mortgages, pledges, liens, claims, charges, security interests or other encumbrances of any nature whatsoever, including, without limitation, leases, options to purchase, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, and are not, in the case of owned real property, subject to any easements, building use restrictions, exceptions, reservations or limitations of any nature whatsoever except those having no material adverse effect upon the operations of Manchester State Bank or which would involve no material expense to correct or remove. All personal property material to the business, operations or financial condition of Manchester State Bank, and all buildings, structures and fixtures used by Manchester State Bank in the conduct of its business, are in good operating condition and have been properly maintained. Except as set forth in SCHEDULE 3.10, Manchester State Bank has not received any notification of any violation (which has not been cured) of any building, zoning or other law, ordinance or regulation in respect of such property or structures or Manchester State Bank's use thereof.

         3.11 LEASES. Manchester State Bank owns no real property used in the operation of its business, except as listed in SCHEDULE 3.11, and Manchester State Bank has delivered to the Company an accurate and complete list of all leases pursuant to which Manchester State Bank, as lessee, leases real or personal property, including, without limitation, all leases of computer or computer services and all arrangements for time-sharing or other data processing services, describing for each lease Manchester State Bank's financial obligations under such lease, its expiration date and renewal terms. Except as set forth in SCHEDULE 3.11, (a) all such leases are valid and binding and are enforceable in accordance with their terms, and (b) there exists on the part of Manchester State Bank no event of default or event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any further event or condition would become a default under any such lease.

         3.12 TRADEMARKS; TRADE NAMES. To the best knowledge of Manchester State Bank, set forth in SCHEDULE 3.12 is an accurate and complete list and brief description of all trademarks (either registered or common law), trade names and copyrights (and all applications and licenses therefor) owned by Manchester State Bank or in which it has any interest. Manchester State Bank owns, or has the right to use, all trademarks, trade names and copyrights used in or necessary for the ordinary conduct of its existing business as heretofore conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as set forth in SCHEDULE 3.12, no claims are pending by any person for the use of any trademarks, trade names or copyrights or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, nor, to the best knowledge of Manchester State Bank, is there any valid basis for any such claim, challenge or question, and use of such trademarks, trade names and copyrights by Manchester State Bank does not infringe on the rights of any person.

         3.13 LEGAL PROCEEDINGS. Except as set forth in the attached SCHEDULE 3.13, Manchester State Bank is not a party to any, and there are no, pending or, to the best knowledge of Manchester State Bank's management, threatened legal, administrative, arbitration or other proceedings, claims, actions, suits or governmental investigations of any nature involving, affecting or relating to Manchester State Bank other than such matters arising in the ordinary course of Manchester State Bank's business which, individually and in the aggregate, are not material, or challenging the validity or propriety of the transactions contemplated in this Agreement; and there is not known to Manchester State Bank any reasonable basis for any such proceedings, claim, action or governmental investigation. Manchester State Bank is not a party to any order, judgment or decree which will, or might reasonably be expected to, affect its business, operations, properties, assets, financial condition, prospects or results of operations or its ability to acquire any property or conduct business in any, area in which it presently does business.

         3.14 COMPLIANCE WITH APPLICABLE LAWS. Manchester State Bank holds, and has at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to all, and has complied in all materials respects with and is not in default in any material respect under, any applicable law, statute, order, rule, regulation, policy or guideline of any federal, state or local governmental authority relating to it, and which may materially affect the business, operations or financial condition of Manchester State Bank, and has not received notice of violation of, and does not know of any violations of, any of the above. To the best knowledge of Manchester State Bank, no suspension or cancellation of any material license, franchise, permit or authorization is threatened.

         3.15 ABSENCE OF QUESTIONABLE PAYMENTS. Manchester State Bank has not, nor has any Director, officer, agent, employee, consultant or other person associated with, or acting on behalf of, Manchester State Bank, (a) used any Manchester State Bank corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (b) made any direct or indirect unlawful payments to government officials from any Manchester State Bank corporate funds, or established or maintained any unlawful or unrecorded accounts with funds received from Manchester State Bank. The payment of funds by Manchester State Bank pursuant to the Plan to compensate "Founding Directors" in the event of a change in control of Manchester State Bank has been properly approved by all corporate action and the requisite vote of Shareholders and will not violate applicable laws. Attached as SCHEDULE 3.15 is a list of eligible "Founding Directors" and each eligible Founding Director has signed a Shareholder's Agreement pursuant to Section 1.11 of this Agreement.

         3.16 TAXES. Manchester State Bank properly and accurately completed and duly filed in correct form all federal, state and local information and tax returns required to be filed by it (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all taxes and other charges which have been incurred or are due or claimed to be due from it by federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls). The amounts set up as reserves for taxes on the 1994 Balance Sheet are, to the best of Manchester State Bank's knowledge, sufficient in the aggregate for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon and including reserves for local real estate or other property taxes in an amount which is at least as great as the amount of such taxes paid in any prior year), whether or not disputed, accrued or applicable for the period ended December 31, 1994 or for any year or period prior thereto, and for which Manchester State Bank may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity. The federal and state income tax returns of Manchester State Bank have never been examined by the Internal Revenue Service.

To the best of Manchester State Bank's knowledge, there are no pending questions relating to, or claims asserted for, taxes or assessments upon Manchester State Bank nor has Manchester State Bank been requested to give any waivers extending the statutory period of limitation applicable to any federal, state or local income tax return for any period. Proper and accurate amounts have been withheld by Manchester State Bank from its employees for all prior periods in compliance with the tax withholding provisions of applicable federal, state and local laws; federal, state and local returns, accurate and complete in all material respects, have been filed by Manchester State Bank for all periods for which returns were due with respect to income tax withholding, Social Security, property, sales, retirement plan and unemployment taxes; and the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by Manchester State Bank in its financial statements as of December 31, 1994.

         3.17 EMPLOYEE BENEFIT AND OTHER PLANS. Except as set forth in SCHEDULE 3.17, Manchester State Bank neither maintains nor contributes to any "employee pension benefit plan" or " employee welfare benefit plan," as such terms are defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). With respect to any such plan listed on SCHEDULE 3.17, Manchester State Bank is in compliance with, and such plans comply with, ERISA. In this connection, (i) no "reportable event" has occurred and is continuing with respect to any such plans; (ii) the statements of assets and liabilities of such plans as of the close of the most recent plan year for which financial statements are available, and the statements of changes in fund balance and in financial position, or the statements of changes in net assets available for each plan's benefits, for the plan year then ended, fairly present the financial condition of such plan for such plan year; (iii) except as disclosed in the annual reports of the plans, no "prohibited transaction" (as defined in Section 406 of ERISA) resulting in material liability of Manchester State Bank has occurred with respect to the plans; (iv) no breach of fiduciary responsibility under Part 4 of Title I of ERISA resulting in material liability of Manchester State Bank has occurred with respect to the plans; (v) all contributions required to be made to the plans have been made; (vi) no waiver of the minimum funding standards under ERISA or the Code is in effect or has been applied for with respect to the plans; (vii) as of the latest valuation date, the present value of the assets of Manchester State Bank's plans listed on the attached
SCHEDULE 3.17 which are subject to Title IV of ERISA (other than "Multiemployer Plans," as defined in Section 3 of ERISA), exceeds the present value of all vested accrued benefits under such plans, based upon actuarial assumptions currently utilized for such plans; (viii) Manchester State Bank does not currently maintain or contribute to a Multiemployer Plan; (ix) each of Manchester State Bank's plans listed on the attached SCHEDULE 3.17 which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified to the extent required under current law, and Manchester State Bank is not aware of any fact or circumstance which would adversely affect the qualified status of any such plan; and (x) no liability under Title IV of ERISA has been incurred by Manchester State Bank that has not been satisfied in full.

         3.18     CONTRACTS AND COMMITMENTS; NO DEFAULTS.

                  (a) Set forth in or attached to SCHEDULE 3.18 are true and correct copies of the following documents or summary descriptions of the following information relating to Manchester State Bank:

                  (1) subject to applicable law, any bank regulatory agency reports or other communication relating to the examination of Manchester State Bank which have been made available to Manchester State Bank;

                  (2) the name of each bank with which Manchester State Bank has an account or safekeeping or custodial arrangement or correspondent relationship and the names of all persons who are authorized with respect thereto;

                  (3) all mortgages, indentures, promissory notes, deeds of trust, loan or credit agreements or similar instruments under which Manchester State Bank is indebted in an amount greater than $100,000 for borrowed money or the price of purchased property, accompanied by copies thereof including all amendments or modifications of any thereof;

                  (4) any loans or other credit arrangements by Manchester State Bank to, with or for the benefit of any holder of 5 % or more of Manchester State Bank Common Stock, any of Manchester State Bank's Directors or officers, or, to the best of Manchester State Bank's knowledge, any members of the immediate families of any of such persons or any corporation, firm or other entity in which any of such Directors or officers has a financial interest; and

                  (5) any pending application, including any documents or materials relating thereto, which has been filed by Manchester State Bank with any bank regulatory authority in order to obtain the approval of such bank regulatory authority for the establishment of a new branch bank or for any other purpose.

                  (b) Except as set forth in SCHEDULE 3.18, Manchester State Bank is not a party to or bound by, nor have any bids or proposals been made by or to Manchester State Bank with respect to, any written or oral, express or, to the best of Manchester State Bank's knowledge, implied:

                  (1) contract relating to the matters referred to in paragraph
         (a) above;

                  (2) contract with or arrangement for Directors, officers, employees, former employees, agents or consultants with respect to salaries, bonuses, percentage compensation, pensions, deferred compensation or retirement payments, or any profit sharing, stock option, stock purchase or other employee benefit plan or arrangement;

                  (3) collective bargaining or union contract or agreement;

                  (4) contract, commitment or arrangement for the borrowing of money or for obtaining a line of credit (except for federal funds purchases);

                  (5) contract or agreement for the future purchase by it of any materials, equipment, services, or supplies, which continues for a period of more than 12 months (including periods covered by any option to renew by either party), or which provides for a price in excess of the prevailing market price or is in excess of normal operating requirements over its remaining term;

                  (6) contract containing covenants purporting to limit its freedom to compete;

                  (7) contract or commitment for the acquisition, construction or refurbishment of any owned real property, branch or significant equipment;

                  (8) contract or commitment upon which its total business is substantially dependent;

                  (9) contract or commitment to which present or former Directors or officers of Manchester State Bank or any of their "affiliates" or "associates" (as such terms are defined in the rules and regulations promulgated under the Securities Act) are parties;

                  (10) agreement or arrangement for the sale of any of Manchester State Bank stock, tangible assets, or rights or for the grant of any preferential rights to purchase any of Manchester State Bank stock, tangible assets, or rights or which requires the consent of any third party to the transfer and assignment of any of Manchester State Bank stock, significant tangible assets, or rights; or

                  (11) contract, agreement, arrangement or commitment not elsewhere specifically disclosed pursuant to this Agreement, involving the payment or receipt by Manchester State Bank of more than $50,000.

                  (c) Manchester State Bank has not committed a default with respect to any material contract, agreement or commitment to which it is a party, and Manchester State Bank has not received notice of any such default, nor has Manchester State Bank knowledge of any facts or circumstances which would reasonably indicate that Manchester State Bank will be or may be in such default under any such contract, agreement, arrangement, commitment or other instrument subsequent to the date hereof.

         3.19 MANCHESTER STATE BANK REPORTS. Manchester State Bank has previously delivered or will deliver to, or made or will make available for inspection by, the Company an accurate and complete copy of each final offering circular, registration statement, prospectus, report and definitive proxy statement filed by Manchester State Bank with the FDIC, pursuant to the Exchange Act since January 1, 1990, and each communication concerning the financial condition of Manchester State Bank mailed by Manchester State Bank to its shareholders or its depositors since January 1, 1990, and each annual report on

Form F-2 for and since the year ended December 31, 1990, if any. The most recently mailed offering circular, report, communication and proxy statement did not contain, and no other such offering circular, report, proxy statement or communication has contained, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         3.20     ENVIRONMENTAL MATTERS.  Except as set forth in SCHEDULE 3.20:

                  (a) Manchester State Bank is in compliance, and has in the last three years been in compliance, with all applicable laws, rules, regulations, standards and requirements adopted or enforced by the United States Environmental Protection Agency (the "EPA") and of state and local agencies with jurisdiction over pollution or protection of the environment, except where such noncompliance or violations could not reasonably be expected to have a material adverse effect on Manchester State Bank taken as a whole; and

                  (b) There is no suit, claim, action or proceeding pending before any court or governmental entity (and, to the best of Manchester State Bank's knowledge, no basis exists for the assertion or commencement thereof) in which Manchester State Bank has been named as a defendant (x) for alleged noncompliance with any environmental law, rule or regulation or (y) relating to the release into the environment of any Hazardous Material (as hereinafter defined) or oil at or on a site presently or formerly owned, leased, or operated by Manchester State Bank or to Manchester State Bank's knowledge, on a site with respect to which Manchester State Bank has made a commercial real estate loan and has a mortgage or security interest in, except where such noncompliance or release would not have a material adverse effect on Manchester State Bank taken as a whole. "Hazardous Material" means any pollutant, contaminant, or hazardous substance under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., or any similar state law.

         3.21 MANCHESTER STATE BANK INFORMATION. No representation or warranty contained in this Agreement, and no Statement or information contained in any certificate, list or other writing furnished to the Company by Manchester State Bank pursuant to the provisions hereof, including without limitation for inclusion in the S-4 (as defined in Section 6.01(a)) or any regulatory application, filing or report, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. No information material to the Reorganization and which is necessary to make the representations and warranties herein contained not misleading, has been withheld from, or has not been delivered in writing to, the Company.

         3.22 INSURANCE. Set forth in SCHEDULE 3.22 is an accurate and complete list in all material respects, of all policies of insurance, including the amounts thereof, owned by Manchester State Bank or in which Manchester State Bank is named as the insured party. All such policies are valid, outstanding and enforceable.

         3.23 POWERS OF ATTORNEY; GUARANTEES. Manchester State Bank does not have any power of attorney outstanding, nor any obligation or liability, either actual, accruing or contingent, as guarantor, surety, co-signer, endorser, co-maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except for letters of credit issued in the ordinary course of business which are listed in SCHEDULE 3.23.

         3.24 BROKER'S FEES. Neither Manchester State Bank nor any of its officers, Directors or employees has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated herein, except as disclosed in SCHEDULE 3.24.

         3.25 AGREEMENTS WITH REGULATORY AGENCIES. Except as set forth in
SCHEDULE 3.25, Manchester State Bank is not subject to any cease and desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding (each a "Regulatory Agreement"), with any regulatory agency or other governmental entity that restricts in any material respect the conduct of its business or that relates to its capital adequacy, its credit policies or its management, nor has Manchester State Bank been notified by any regulatory agency or other governmental entity that it is considering issuing or requesting any Regulatory Agreement.

         3.26 MATERIAL INTERESTS OF CERTAIN PERSONS. Except as set forth in
SCHEDULE 3.26, no officer or Director of Manchester State Bank, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or Director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Manchester State Bank that would be required to be disclosed in a proxy statement to shareholders under Regulation 14A of the Exchange Act.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company and Bank hereby represent and warrant to Manchester State Bank as follows:

         4.01     CORPORATE ORGANIZATION.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Company is duly registered as a bank holding company under the Bank Holding Company Act (the "BHC Act"). The Certificate of

Incorporation and Bylaws of the Company, copies of which have previously been made available to Manchester State Bank, are true and complete copies of such documents as in effect as of the date of this Agreement. Except for the Bank and The Equity Bank, which is a Connecticut-chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of Connecticut and which became a subsidiary of the Company November 30, 1995, the Company does not have any wholly-owned subsidiaries or capital stock or other equity ownership interest in any corporation, partnership or other entity which totals 5% or more of such entity's total equity.

                  (b) The Bank is a Connecticut-chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of Connecticut. The Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Bank has all necessary federal, state and local banking authorization to own or lease its properties and assets and to carry on its business as it is being conducted. The Bank is a Subsidiary of the Company. The accounts of depositors of the Bank are insured by BIF of the FDIC in accordance with law and with the regulations of the FDIC and all premiums and assessments required in connection therewith have been paid. The copies of the Bank's Certificate of Incorporation and Bylaws, each certified by its Secretary as of the date of this Agreement, which are being delivered to Manchester State Bank herewith, are complete and correct copies in effect as of the date of this Agreement. Except as listed on the attached SCHEDULE 4.01(b), the Bank does not have any wholly-owned subsidiaries or capital stock or other equity ownership interest in any corporation, partnership or other entity which totals 5 % or more of such entity's total equity.

         4.02     CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of 10,200,000 shares, consisting of 10,000,000 shares of Company Class A Common Stock, $.10 par value and 200,000 shares of preferred stock, $.10 par value ("Preferred Stock"). As of the date of this Agreement, there are approximately 3,084,309 shares of Company Common Stock issued and outstanding, no shares held in the Company's treasury, and (except as described below in SCHEDULE 4.02) no shares reserved for issuance upon exercise of outstanding stock options. At the date of this Agreement, no shares of preferred stock are outstanding and no shares of Company preferred stock have heretofore been issued or are outstanding. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except for 64,000 shares of Company Common Stock reserved for issuance upon exercise of outstanding stock options that have been granted to certain of the Bank's and the Company's Executive Officers. The Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company capital stock or any security representing the right to purchase or otherwise receive any capital stock of the Company. None of the shares of capital stock of the Company has been issued in violation of the preemptive rights of any person.

                  (b) The authorized capital stock of the Bank consists of 350,000 shares, shares of common stock, $5.00 par value ("Bank Common Stock"). As of the date of this Agreement, one share of Bank Common Stock issued and outstanding, all of which are held by the Company, and no shares held in the Bank's treasury or reserved for issuance. At the date of this Agreement, no shares of preferred stock are outstanding or reserved for issuance and no shares of Bank preferred stock have heretofore been issued or are outstanding. All issued and outstanding shares of Bank Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

         4.03     AUTHORITY; NO VIOLATION.

                  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company, a certified copy of the Board Resolution reflecting such approval is attached hereto as SCHEDULE 4.03(a), and no other corporate proceedings on the part of the Company are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Manchester State Bank) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) The Bank has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Upon the due and valid approval of this Agreement by the Company as the sole shareholder of the Bank, no other corporate proceedings on the part of the Bank will be necessary to consummate the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by the Bank and will (assuming due authorization, execution and delivery by Manchester State Bank) constitute a valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (c) Neither the execution and delivery of this Agreement by the Company or the Bank, nor the consummation by the Company or the Bank, as the case may be, of the transactions contemplated hereby, nor compliance by the Company or the Bank with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of the Company or the Bank, as the case may be, or (ii) assuming that the consents and approvals referred to in Section 4.04 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries, or (y) violate, result in a breach of any provision of, constitute a default under, or result in the creation of any material lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

         4.04 CONSENTS AND APPROVALS. Except for (i) the filing of applications and notices, as applicable, with the FDIC under the Bank Merger Act and with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act and approval of such applications and notices, (ii) the filing of applications with the Commissioner under Section 36a-125 and potentially 36a-180 of the Connecticut General Statutes and approvals of such applications, (iii) the filing with the SEC of the Proxy Statement and the S-4, (iv) the filing of this Agreement by the Commissioner, with his approval thereon, with the Secretary, (v) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Company Common Stock pursuant to this Agreement, (vi) the approval of this Agreement by the Company as the sole shareholder of the Bank, and (vii) the approval of this Agreement by the shareholders of the Company (viii) such filings, authorizations or approvals as may be set forth in
SCHEDULE 4.04, no consents or approvals of or filings or registrations with any governmental entity or with any third party are necessary in connection with the execution and delivery by the Company and the Bank of this Agreement and the consummation by the Company and the Bank of the Reorganization and the other transactions contemplated hereby, except where the failure to obtain such consents or approvals, or to make such filings or registrations, would not prevent or delay the Reorganization or otherwise prevent the Company from performing its obligations under this Agreement. The affirmative vote of the holders of the outstanding shares of Company Common Stock is not required to approve this Agreement or the transactions contemplated hereby.

         4.05 FINANCIAL STATEMENTS. The Company has previously made available to Manchester State Bank accurate and complete copies of (a) the consolidated balance sheets of the Company and its Subsidiaries as of December 31 for the fiscal years 1990 through 1994 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1990 through 1994, inclusive, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed with the SEC under the Exchange Act, and (b) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1995 and the related unaudited consolidated statement of income, changes in shareholders' equity and cash flows for the nine month periods then ended as reported in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1995 filed with the SEC under the Exchange Act. The December 31, 1994 consolidated balance sheet of the Company (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.05 (including the related notes where applicable) fairly present in all material respects the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. Without limiting the generality of the foregoing, the financial statements as of, and for, the nine month period ending September 30, 1994, were prepared on a basis consistent with the Company's audited financials for the year ended December 31, 1994. The books and records of the Company and of its Subsidiaries have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only valid transactions.

         4.06 BROKER'S FEES. Neither the Company nor the Bank nor any Company Subsidiary, nor any of their respective officers, Directors, or employees has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement except as disclosed in SCHEDULE 4.06.

         4.07    ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  (a) Except for the transactions contemplated by this Agreement or as a result of the consummation of its Plan and Agreement of Reorganization with The Equity Bank, which became effective November 30, 1995, the Company has not incurred any liability (contingent or otherwise) that is material to Company or that, when combined with all similar liabilities, would be material to Company, except as disclosed in the notes to Company's December 31, 1994 balance sheet, and except for commitments and contingencies incurred in the ordinary course of business.

                  (b) Except as a result of the consumation of its Plan and Agreement of Reorganization with The Equity Bank, which became effective November 30, 1995, and except as may be set forth in SCHEDULE 4.07, since December 31, 1994:

                  (i) there has not been any material adverse change in the Company, its loan portfolio, and its Subsidiaries, their businesses or operations taken as a whole, and no fact or condition exists which the Company believes will cause such a material adverse change;

                  (ii) there has not been any occurrence by the Company of any liability that has had, or to the knowledge of the Company, could reasonably be expected to have, a material adverse effect on the Company and its Subsidiaries taken as a whole;

                  (iii) there has not been any change in any of the accounting methods or practices of the Company or any of its Subsidiaries other than changes required by applicable law or generally accepted accounting principles;

                  (iv) there has not been any agreement or understanding, whether in writing or otherwise, of the Company of any of its Subsidiaries to do any of the foregoing; and

                  (v) there has not been any loss, damage, destruction or other casualty, materially and adversely affecting any of the significant properties, assets or business of the Company of any of its Subsidiaries.

                  (c) For purposes of this Section 4.07, no transaction, event or condition or series or combination of transactions, events or conditions shall be materially adverse with respect to the Company or the Bank if the net adverse effect thereof, on the capital of the Company and the Bank is not in excess of $1,500,000.

         4.08 LEGAL PROCEEDINGS. There are no pending or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any Subsidiary of the Company, as to which there is, in the judgment of the Company, a reasonable likelihood of adverse determination and which if adversely determined, would, individually or in the aggregate, (i) have a material adverse effect on the Company and its Subsidiaries, or their business or operations taken as a whole, or (ii) as of the date hereof, prevent or materially and adversely affect the Company's ability to consummate the transactions contemplated hereby. Set forth in SCHEDULE 4.08 hereto is a list of any pending or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental investigation of any nature against the Company or any Subsidiary of the Company which involves a claim of $1,500,000 or more or a series of claims which in the aggregate equal $1,500,000 or more. Set forth in SCHEDULE 4.08 hereto is also a listing of any and all class actions or shareholders' actions pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries, regardless of the amount in controversy.

         4.09 SEC REPORTS. The Company has previously made available to Manchester State Bank a true and complete, in all material respects, copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1994 by the Company with the SEC pursuant to the Securities Act or the Exchange Act (the"Company Reports") and (b) communication mailed by the Company to its shareholders since January 1, 1994, and, as of their respective dates, no such Company Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

         4.10 COMPANY INFORMATION. No representation or warranty contained in this Agreement, and no statement or information contained in any certificate, list or other writing furnished to Manchester State Bank pursuant to the provisions hereof, including without limitation for inclusion in the Proxy Statement and the S-4 (as defined in Section 6.01(a)) or any regulatory application, filing or report, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. No information material to the Reorganization and which is necessary to make the representations and warranties herein contained not misleading, has been withheld from, or has not been delivered in writing to, Manchester State Bank.

         4.11 COMPLIANCE WITH APPLICABLE LAW. The Company and each of its Subsidiaries holds, and have at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default under any, applicable law, statute, order, rule, regulation, policy or guideline of any governmental entity relating to the Company or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not have a material adverse effect on the Company, and neither the Company nor any of its Subsidiaries has received notice of any material violation of, or knows of any material violation of, any of the above.

         4.12 AGREEMENTS WITH REGULATORY AGENCIES. Neither the Company nor any of its Subsidiaries is subject to any cease and desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding (each a "Company Regulatory Agreement"), with any regulatory agency or other governmental entity that restricts in any material respect the conduct of its business or that relates in any manner to its capital adequacy, its credit policies or its management, nor has the Company or any of its Subsidiaries been notified by any regulatory agency of other governmental entity that it is considering issuing or requesting any Regulatory Agreement.

         4.13 REGULATORY APPROVALS. The Company is not, as of the date hereof, aware of any reason why the regulatory approvals required to be obtained by it or any of its Subsidiaries to consummate the Reorganization would not be satisfied within the time frame customary for transactions of the nature contemplated thereby.

         4.14     ENVIRONMENTAL MATTERS.  Except as set forth in SCHEDULE 4.14:

                  (a) The Company and the Bank are in compliance, and have in the last three years been in compliance, with all applicable laws, rules, regulations, standards and requirements adopted or enforced by the EPA and of state and local agencies with jurisdiction over pollution or protection of the environment, except where such noncompliance or violations could not reasonably be expected to have a material adverse effect on the Company;

                  (b) There is no suit, claim, action or proceeding pending before any court or governmental entity (and, to the best of the Company's knowledge, no basis exists for the assertion or commencement thereof) in which the Company or any of its Subsidiaries has been named as a defendant (x) for alleged noncompliance with any environmental law, rule or regulation or (y) relating to the release into the environment of any Hazardous Material (as defined in Section 3.20(b)) or oil at or on a site presently or formerly owned, leased, or operated by the Company or any of its Subsidiaries or to the Company's knowledge, on a site with respect to which the Company or any of its Subsidiaries has made a commercial real estate loan and has a mortgage or security interest in, except where such noncompliance or release would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         5.01 COVENANTS OF MANCHESTER STATE BANK. During the period from the date of this Agreement to the Effective Time, Manchester State Bank will conduct its business only in the ordinary course and consistent with prudent banking practice, will use all reasonable efforts to preserve Manchester State Bank's properties wherever located, and will comply in all material respects with all laws applicable to Manchester State Bank to the conduct of its business, and to the transactions contemplated by this Agreement. Manchester State Bank will use all reasonable efforts to preserve its business organization intact, to keep available the present services of its employees, and to preserve the goodwill of its customers and others with whom business relationships exist. Manchester State Bank will, from the date hereof until at least through the consummation of the transactions contemplated by this Agreement, keep all insurance policies set forth in SCHEDULE 3.22 in full force and effect. In addition, Manchester State Bank agrees that from the date hereof to the consummation of the Reorganization, and except as otherwise consented to or approved by a duly authorized officer of the Company in writing, which consent shall not be unreasonably withheld, or as permitted or required by this Agreement, Manchester State Bank will not:

                  (a) enter into or amend any contract of the nature required to be set forth in SCHEDULE 3.18;

                  (b) change any provision of its Certificate of Incorporation or Bylaws or similar governing documents;

                  (c) change the number of issued shares of its capital stock, or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem or otherwise acquire any shares of its capital stock;

                  (d) make unsecured loans in excess of $10,000 for any individual loan or in excess of $25,000 in the aggregate to any borrower or group of borrowers, other than renewals in the ordinary course of business and not involving any change in terms;

                  (e) (i) make any loan or loans described as an "Undesirable" or "Prohibited" Loan on SCHEDULE 5.01; (ii) make any secured loan or loans, other than residential mortgage loans with a loan to value of in excess of 80%, in an aggregate amount to any one borrower (including members of his/her immediate family or affiliates of such borrower) in excess of $250,000, except for loans sold to investors and renewals in the ordinary course of business and not involving any change in terms; (iii) make any junior mortgage loan in excess of $100,000 behind first mortgages if the resulting loan to value ratio of the combined mortgages would exceed 70% or if prior mortgage loans are in excess of $250,000; (iv) make any commercial loan or loans in excess of $100,000 unless fully secured by readily marketable collateral or real estate with a maximum loan to value ratio of 80%; or (v) honor or extend any overdraft in excess of $5,000 unless fully secured by readily marketable collateral.

                  (f) make any new loans to any Director or employee of Manchester State Bank, or any member or affiliate of their respective families;

                  (g) other than with respect to residential mortgage loans, renew or otherwise reinstate any loan that has been in default for a period of 30 days or more which, when added to any loans outstanding to the families or affiliates of any maker or surety of the defaulted loans (whether or not such other loans are in default) has a balance outstanding in excess of $20,000, except that Manchester State Bank may accept payments for the purpose of bringing loans current, so long as there is no amendment or restructuring of the loans;

                  (h) offer rates on deposits that are set in deviation from past practice and procedure employed by Manchester State Bank or are materially higher than those of its competitors in the local market, or offer loan pricing which is materially different relative to its competitors in the local market.

                  (i) hire or retain any new employees, consultants or contractors, or increase the compensation of current employees, consultants or contractors, except that Manchester State Bank may hire replacements for current employees who are not officers or managers if such employees cease to be employees of Manchester State Bank;

                  (j) make any capital expenditures in excess of $10,000;

                  (k) enter into any real property lease or any lease of personal property or extend or modify any existing lease of real or personal property;

                  (l) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection in with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business, which would be material to Manchester State Bank;

                  (m) take any action that is intended or would result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Reorganization set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement except, in every case, as may be required by applicable law;

                  (n) change its methods of accounting in effect at December 31, 1994, except as required by changes in GAAP or regulatory accounting principles as concurred to by Manchester State Bank's independent auditors;

                  (o) take or cause to be taken any action which would disqualify the Reorganization as a tax-free reorganization under Section 368 of the Code;

                  (p) take or cause to be taken any action which would, or may reasonably be expected to, significantly delay or otherwise adversely affect the regulatory approvals required to consummate the Reorganization;

                  (q) other than activities in the ordinary course of business consistent with prior practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

                  (r) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

                  (s) file any application to open, relocate or terminate the operations of any banking office;

                  (t) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business;

                  (u) purchase or sell loans in bulk;

                  (v) foreclose upon or take deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property; and shall not foreclosure upon such commercial real estate if such environmental assessment indicates the presence of hazardous material;

                  (w) terminate the employment of, or decrease in any material respect, the duties, obligations, responsibilities, or position of any senior officer of Manchester State Bank; or

                  (x) agree to do any of the foregoing.

         5.02 COVENANTS OF THE COMPANY. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Manchester State Bank, which should not be unreasonably withheld, the Company and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice and use all reasonable efforts to preserve intact their present business organizations and relationships. Without limiting the generality of the foregoing and as otherwise contemplated by this Agreement or consented to in writing by Manchester State Bank, which shall not be unreasonably withheld, the Company shall not, and shall not permit any of its Subsidiaries to:

                  (a) take any action that is intended or would result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Reorganization set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

                  (b) change its methods of accounting in effect at December 31, 1994, except in accordance with changes in GAAP or regulatory accounting principles as concurred to by the Company's independent certified public accountants;

                  (c) take or cause to be taken any action which would disqualify the Reorganization as a tax-free reorganization under Section 368 of the Code;

                  (d) take or cause to be taken any action which would, or may reasonably be expected to, significantly delay or otherwise adversely affect the regulatory approvals required to consummate the Reorganization; or

                  (e) agree to do any of the foregoing.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.01     REGULATORY MATTERS.

                  (a) Following the review by the Company and Manchester State Bank of all information and material provided to each in accordance with this Agreement, Manchester State Bank shall promptly prepare and file with the FDIC a proxy statement for the meeting of its shareholders called for the purpose of approving this Agreement (the 'Proxy Statement") and the Company shall promptly prepare and file with the SEC a registration statement on Form S-4 with respect to the shares of Company Common Stock to be issued in the Reorganization (the "S-4"), in which the Proxy Statement will be included as a prospectus. Each of the Company and Manchester State Bank shall use their best efforts to have the

S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Manchester State Bank shall thereafter promptly mail the Proxy Statement to its shareholders. The Company shall also use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and Manchester State Bank shall furnish all information concerning Manchester State Bank and the holders of Manchester State Bank Common Stock as may be reasonably requested in connection with any such action.

                  (b) The parties hereto shall cooperate with each other and use their best efforts to prepare and file promptly all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by this Agreement including without limitation, approval of the Reorganization by the FDIC pursuant to the Bank Merger Act, and approval of the Reorganization by the Commissioner of the Connecticut General Statutes and approval by the Board of Governors of the Federal Reserve System if it wishes to exercise jurisdiction. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

                  (c) The Company and Manchester State Bank shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of the Company, Manchester State Bank or any of their respective Subsidiaries to any governmental entity in connection with the Reorganization and the other transactions contemplated hereby.

                  (d) The Company and Manchester State Bank shall promptly furnish each other with copies of written communications received by the Company or Manchester State Bank, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental entity in respect of the transactions contemplated hereby.

         6.02     ACCESS TO INFORMATION.

                  (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information and so as not to unreasonably interfere with the ordinary proper conduct of its business, Manchester State Bank shall afford to the officers, employees, accountants, counsel and other representatives of the Company, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records relating to the ownership, operation, obligations and liabilities of Manchester State Bank, including, but not limited to, its books of account (including its general ledger), tax records, minute books of Directors' and shareholders' meetings, Certificate of Incorporation, Bylaws, contracts and agreements, public filings with any regulatory authority, examination reports of any regulatory authority, including preliminary and partial reports received in connection with the regulatory examination currently in progress (subject to applicable law), plans affecting its employees, and any other business activities or prospects in which the Company may have a reasonable interest. During such period, Manchester State Bank shall make available to the Company (i) a copy of each report, schedule, and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws and (ii) all other information concerning its business, properties and personnel as the Company may reasonably request (other than information which Manchester State Bank is not permitted to disclose under applicable law). As to information which Manchester State Bank is not permitted by law to disclose, Manchester State Bank will, upon request from the Company, use all reasonable efforts to obtain any consent, approval or waiver that may be required for such disclosure.

                  (b) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall, and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Manchester State Bank, access, during normal business hours during the period prior to the Effective Time, to such information regarding the Company and its Subsidiaries as shall be reasonably necessary for Manchester State Bank to fulfill its obligations pursuant to this Agreement to prepare the Proxy Statement or which may be reasonably necessary for Manchester State Bank to confirm that the representations and warranties of the Company contained herein are true and correct and that the covenants of the Company contained herein have been performed in all material respects, including, but not limited to, any regulatory information, including FDIC examination reports and any other reports from regulatory agencies concerning the Company, information concerning the Company's liabilities, all financial reports and statements, information concerning the Company's business plans, all external audit reports concerning the Company or the Bank, and, during the thirty (30) days following the date of execution of this Agreement and continuing until the Effective Time, all information regarding (i) the Company's loan portfolio, including its watch list, reserves, and non-performing loans, (ii) the Company's investments and (iii) the federal, state and local tax returns and tax obligations of the Company and its Subsidiaries. As to information which the Company is not permitted by law to disclose, the Company will, upon request from Manchester State Bank, use all reasonable efforts to obtain any consent, approval or waiver that may be required for such disclosure.

                  (c) Neither the Company nor any of its Subsidiaries, nor Manchester State Bank, shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the customers of such party, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (d) All information furnished pursuant to this Agreement shall be held in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreements, dated December 7, 1995, among the Company, the Bank and Manchester State Bank (the "Confidentiality Agreements").

         6.03     SHAREHOLDER APPROVALS.

                  (a) The Company and Manchester State Bank shall each take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval of this Agreement. Manchester State Bank and the Company will, through its Board of Directors, recommend to its shareholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its shareholders in connection with this Agreement.

                  (b) The Company, as sole shareholder of the Bank, shall take all steps necessary to duly call, give notice of, convene and hold a meeting of the shareholder(s) of the Bank (or take action by written consent) for the purpose of voting upon the approval of this Agreement.

         6.04 LEGAL CONDITIONS TO REORGANIZATION. Each of the Company and Manchester State Bank shall, and the Company shall cause each of its Subsidiaries to, use its best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Reorganization and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and any other third party which is required to be obtained by Manchester State Bank or the Company or any of the Company's Subsidiaries in connection with the Reorganization and the other transactions contemplated by this Agreement.

         6.05 AFFILIATES. Manchester State Bank shall cause each Director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of Manchester State Bank to deliver to the Company, prior to the signing of this Agreement, a signed written agreement, in the form of SCHEDULE 6.05 hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Company Common Stock to be received by such "affiliate" in the Reorganization except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder, including without limitation, Rule 145.

         6.06 STOCK LISTING. The Company shall cause the shares of Company Common Stock to be issued in the Reorganization to be approved for inclusion for quotation on the NASDAQ National Market System, subject to official notice of issuance, prior to the Effective Time.

         6.07     EMPLOYEE MATTERS.

                  (a) From and after the Effective Time and subject to applicable law, the Company shall provide the employees of Manchester State Bank who are offered employment with the Company or any of its Subsidiaries, and who accept such employment, with benefits comparable to those provided to its own employees in similar positions and with comparable terms of service with the Company or its Subsidiaries, as reasonably determined by the Company and its Subsidiaries.

                  (b) There is no collective bargaining agreement applicable to employees of the Company or the Bank.

                  (c) Nathan G. Agostinelli's employment and severance shall be governed by the proposed employment agreement included as SCHEDULE 6.07(c).

         6.08     FINANCIAL STATEMENTS.

                  (a) As soon as reasonably available, but in no event later than 90 days after the end of the calendar year ending after the date of this Agreement, the Company will deliver to Manchester State Bank and Manchester State Bank will deliver to the Company their respective Annual Reports on Form 1O-K, or F-2, as appropriate, as filed with the SEC or the FDIC, as appropriate, under the Exchange Act.

                  (b) As soon as reasonably available, but in no event later than 45 days after the end of each fiscal quarter ending after the date of this Agreement, the Company will deliver to Manchester State Bank and Manchester State Bank will deliver to the Company their respective Quarterly Reports on Form 1O-Q, or F-4, as appropriate, as filed with the SEC or the FDIC, as appropriate, under the Exchange Act.

         6.09 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, or to vest the Resulting Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Reorganization, the proper officers and Directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the Company.

         6.10 DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, each party will promptly supplement or amend the Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purposes of determining satisfaction of the conditions set forth in Sections 7.02(a) or 7.03(a) hereof, as the case may be, or the compliance by Manchester State Bank or the Company, as the case may be, with the respective covenants set forth in Sections 5.01 and 5.02 hereof.

         6.11     CURRENT INFORMATION.

                  (a) During the period from the date of this Agreement to the Effective Time, Manchester State Bank will cause one or more of its designated representatives to be available, upon the reasonable request of the Company, to confer on a regular and frequent basis with representatives of the Company and to report the general status of the ongoing operations of Manchester State Bank. Manchester State Bank will promptly notify the Company of any significant change in the normal course of business of Manchester State Bank or in the operation of its properties, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution or the threat of any significant litigation involving Manchester State Bank and will keep the Company reasonably informed of such events and permit the Company access to all significant materials prepared in connection therewith. With respect to the regulatory examination of Manchester State Bank currently in progress, Manchester State Bank will keep the Company advised of all reports, preliminary or otherwise, received from examiners, subject to applicable disclosure laws, and will use all reasonable efforts to obtain any consent, approval or waiver that may be required for such disclosure.

                  (b) The Company will promptly notify Manchester State Bank of any material change in the normal course of business of the Company or any of its Subsidiaries and of any governmental complaints, investigations or hearings, or the institution or threat of significant litigation involving the Company or any of its Subsidiaries, and will keep Manchester State Bank reasonably informed of such events and permit Manchester State Bank access to all significant materials for a reasonable period in connection therewith. With respect to the regulatory examination of the Company currently in progress or just recently ended, the Company will keep Manchester State Bank advised of all reports, preliminary or otherwise, received from examiners, subject to applicable disclosure laws, and will use all reasonable efforts to obtain any consent, approval, or waiver that may be required for such disclosure.

         6.12 ENVIRONMENTAL ASSESSMENT. Manchester State Bank agrees, to the extent it is legally permitted, to allow the Company, its agents and representatives, during the sixty days subsequent to execution of this Agreement at the Company's expense, to conduct an environmental site assessment of any real property owned (including assets held as other real estate owned) or leased by Manchester State Bank, and agrees to cooperate in providing information and other assistance to the Company, its agents and representatives in connection therewith, including, without limitation, providing access and entry onto such real property for the purpose of making appropriate environmental and related inspections, provided, however that Company agrees to enter into a confidentiality agreement with the party(ies) conducting any environmental testing that said party shall not disclose its findings to any third party unless required by State or Federal law. Company agrees that it shall also be bound by this restriction. An environmental site assessment may include sampling and intrusive studies if the Company's representative deems them advisable in light of the current standards. Manchester State Bank shall be entitled, as a condition to its obligations hereunder, to notice within 60 days of signing this Agreement of any material environmental problems identified by the Company and to be indemnified to its reasonable satisfaction from and against any loss or damage incurred from the conducting of any such site assessment (but not the findings thereof). The Company shall contract for any site assessment desired by it not later than 30 days after the later of the date hereof or, with respect to property acquired after the date hereof, the date Manchester State Bank notified the Company of such acquisition.

         6.13 PUBLIC ANNOUNCEMENTS. Except to the extent required otherwise by applicable state or federal securities laws or any applicable Connecticut or federal banking laws, with respect to which Manchester State Bank and the Company may act upon the advice of their respective legal counsel, neither Manchester State Bank, nor the Company or any of its Subsidiaries, shall issue any press release or otherwise make any public statement with respect to this Agreement or any of the transactions contemplated hereby prior to the Effective Time without obtaining the consent to or approval thereof from the other party, which consent or approval shall not be unreasonably withheld.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

         7.01 CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

                  (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Manchester State Bank Common Stock and if legally required, by the requisite shareholder vote of Bank Common Stock and Company Common Stock.

                  (b) This Agreement and the transactions contemplated hereby shall have been approved by the Commissioner, by the FDIC and by the Board of Governors of the Federal Reserve System unless it waives jurisdiction, and by any other regulatory authority having appropriate jurisdiction, none of such approvals shall contain any term or condition which would (i) have a material adverse effect on the business, operations, properties, assets or financial condition of Manchester State Bank or Resulting Corporation, or (ii) otherwise materially impair the value of Manchester State Bank or Resulting Corporation, and all appropriate waiting periods shall have expired.

                  (c) Neither the Company nor Manchester State Bank shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which prevents or delays the consummation of the Reorganization.

                  (d) The shares of Company Common Stock which shall be issued to the shareholders of Manchester State Bank upon consummation of the Reorganization shall have been authorized for inclusion for quotation on the NASDAQ National Market System, subject to official notice of issuance.

                  (e) The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         7.02 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY UNDER THIS AGREEMENT. The obligations of the Company under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by the Company:

                  (a) Each of the obligations of Manchester State Bank required to be performed by it at or prior to the Effective Time pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Manchester State Bank contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise contemplated by this Agreement), and the Company shall have received a certificate to that effect signed by the President and by the Chief Financial Officer of Manchester State Bank.

                  (b) All action required to be taken by, or on the part of, Manchester State Bank to authorize the execution, delivery and performance of this Agreement by Manchester State Bank and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Manchester State Bank and Manchester State Bank shareholders and the Company shall have received certified copies of the resolutions evidencing such authorization.

                  (c) The Company shall have received certificates as of a day as close as practicable to the date of the Effective Time from appropriate authorities as to the good standing of, and of the payment of franchise taxes, if any, in Connecticut by Manchester State Bank.

                  (d) Any and all permits and approvals of governmental bodies and material consents (including all consents of landlords) and authorizations of other third parties shall have been obtained by Manchester State Bank and the Company which are required with respect to and are necessary in connection with
(i) the consummation of the Reorganization and the other transactions contemplated hereby, (ii) the ownership by the Resulting Corporation of all of the properties and assets of Manchester State Bank, or (iii) the conduct by the Resulting Corporation of the business of Manchester State Bank as conducted by Manchester State Bank at the Effective Time.

                  (e) The Company shall have received an opinion, dated the date of Closing, from counsel to Manchester State Bank, in form and substance reasonably satisfactory to the Company, on the matters set forth on EXHIBIT 7.02(e) hereto.

                  (f) Manchester State Bank shall have caused to be delivered to the Company a letter from Manchester State Bank's independent public accountants with respect to Manchester State Bank, and dated the date of the Closing, and addressed to the Company and Manchester State Bank, in form and substance reasonably satisfactory to the Company to the effect that:

                  (1) they are independent public accountants with respect to Manchester State Bank;

                  (2) in their opinion the audited financial statements of Manchester State Bank examined by them comply as to form in all material respects with the applicable published rules and regulations of the FDIC with respect to proxy statements and of the SEC with respect to registration statements; and

                  (3) at the request of Manchester State Bank they have carried out procedures to a specified date not more than 10 business days prior to the date of each such letter as follows: (i) read the unaudited financial statements of Manchester State Bank for the period from the date of the most recent audited financial statements ("Audit Date") through the date of the most recent financial statements available in the ordinary course of business; (ii) read the minutes of the meetings of the Board of Directors of Manchester State Bank from the date of the most recently audited financial statements to the date not more than 10 days prior to the date of each such letter, and (iii) consulted with the Chief Financial Officer of Manchester State Bank as to whether there has been an increase or decrease in total assets of $500,000 or more, an increase in nonperforming loans of more than $500,000, an increase in foreclosed real estate of more than $500,000, an increase or decrease in total deposits of more than $500,000, and a decrease in total shareholders' equity, each as compared to the audited financial statements of Manchester State Bank as of the Audit Date and, based on such procedures and except as disclosed in such letter, nothing has come to their attention which would cause them to believe that said financial statements and the financial statements referred to in (i) above and the most recent unaudited financial statements are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of Manchester State Bank at the Audit Date.

                  (g) Holders of more than 85% of the outstanding shares of Manchester State Bank shall have not exercised their statutory appraisal or dissenters' rights.

                  (h) Neither the Company nor Manchester State Bank shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which would impose limitations on the ability of the Resulting Corporation to exercise full rights of ownership of the assets or business of Manchester State Bank and no action, suit, proceeding or investigation shall be pending or threatened which, in the opinion of counsel to the Company, is reasonably likely to result in any such order, decree or injunction.

                  (i) Except as otherwise provided for in this Agreement, any agreement to which Manchester State Bank is a party on the date hereof or hereafter which takes effect upon, or which provides a payment or penalty conditioned upon or related to, a change of control of Manchester State Bank, shall have been duly terminated without cost or expense to Manchester State Bank, the Resulting Corporation or the Company.

                  (j) The Company shall have received the results of any environmental site assessment contracted for in accordance with Section 6.12 hereof, and based upon such environmental site assessment, not more than $25,000 shall be needed to be expended to correct any deficiency cited in such assessment and, in the case of property used for Manchester State Bank bank operations, it shall not be necessary to cease using the cited location for a period in excess of 30 days in order to complete such corrections, provided, that, as to any deficiency that can be corrected reasonably promptly and before the Effective Time, Manchester State Bank shall have the option of correcting such deficiency.

                  (k) The real property leases to which Manchester State Bank is a party shall have remained in full force and effect as of the Effective Time and shall not have been terminated by reason of the consummation of the Reorganization.

                  (l) The Company shall have received, prior to the execution of this Agreement and such opinion to be updated upon reasonable request by the Company for inclusion in Registration/ Proxy Solicitation materials in form and substance reasonably satisfactory to the Company, an opinion from HAS Associates, Inc., or such other investment banker as may be selected by the Company, that the terms of the Reorganization are fair to the Company from a financial point of view.

                  (m) Rulings from the Internal Revenue Service, in form and substance satisfactory to counsel for the Company and the Bank, or an opinion of counsel for the Company and the Bank, shall have been received to the effect that, for federal income tax purposes, (i) the transactions described in this Agreement will qualify for treatment as a tax-free reorganization under Section 368 of the Code; (ii) except to the extent of cash consideration received, no gain or loss will be recognized by the Company or the Bank upon the Reorganization; (iii) no gain or loss will be recognized by the shareholders of the Company upon consummation of the Reorganization; and (iv) such other matters as the Company or the Bank deems appropriate and necessary.

                  (n) Manchester State Bank and each "Founding Director" of Manchester State Bank shall have executed and delivered to the Company, prior to the execution of this Agreement, the Shareholder Agreements described in Section
1. 11, in form and substance reasonably satisfactory to the Company, and no material breach or threatened breach of such Shareholder Agreements shall exist.

                  Manchester State Bank will furnish the Company with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 7.02 as the Company may reasonably request.

         7.03 CONDITIONS TO THE OBLIGATIONS OF MANCHESTER STATE BANK UNDER THIS AGREEMENT. The obligations of Manchester State Bank under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Manchester State Bank:

                  (a) Each of the obligations of the Company and the Bank required to be performed by them at or prior to the Effective Time shall have been duly performed and complied with and the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise contemplated by this Agreement), and Manchester State Bank shall have received a certificate to that effect signed by the President and Chief Financial Officer of the Company.

                  (b) All action required to be taken by, or on the part of, the Company and the Bank to authorize the execution, delivery and performance of this Agreement by the Company and the Bank and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of the Company and the Bank, and by the Company as sole shareholder of the Bank, and Manchester State Bank shall have received certified copies of the resolutions evidencing such authorization.

                  (c) The conditions in Section 7.02(d) shall have been satisfied.

                  (d) Manchester State Bank shall have received from First Albany, or such other investment banker as may be selected by Manchester State Bank, prior to execution of this Agreement an opinion to be updated for inclusion in Registration and Proxy Solicitation materials, in form and substance reasonably satisfactory to Manchester State Bank, that the terms of the Reorganization are fair to Manchester State Bank and its shareholders from a financial point of view.

                  (e) Manchester State Bank shall have received an opinion, dated the date of Closing, from counsel to the Company, in form and substance reasonably satisfactory to Manchester State Bank, on the matters set forth on
EXHIBIT 7.03(e) hereof.

                  (f) Rulings from the Internal Revenue Service, in form and substance satisfactory to counsel for Manchester State Bank, or an opinion of counsel for Manchester State Bank or the Company, shall have been received, rendered on the basis of facts, representations, and assumptions set forth in such opinions or in writing elsewhere and referred to therein, substantially to the effect that for federal income tax purposes (i) the Reorganization constitutes a reorganization within the meaning of Section 368(a) of the Code, and (ii) accordingly no gain or loss will be recognized by shareholders of Manchester State Bank with respect to Company Common Stock received solely in exchange for Manchester State Bank Common Stock pursuant to this Agreement (noting, however, that non-taxability does not extend to cash received as the cash portion of the Reorganization Consideration, or in lieu of a fractional share interest in Company Common Stock, or by dissenters, if any). In rendering any such opinion, such counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of Manchester State Bank, the Company, affiliates of the foregoing, and others.

                  The Company will furnish Manchester State Bank with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 7.03 as Manchester State Bank may reasonably request.

                                  ARTICLE VIII

                                     CLOSING

         8.01 TIME AND PLACE. Subject to the satisfaction of the conditions of
Article VII hereof, the closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Cranmore, FitzGerald & Meaney, 49 Wethersfield Avenue, Hartford, Connecticut at 10:00 A.M., on the third business day after the date on which all of the conditions contained in Article VII, to the extent not waived, are satisfied; or at such other place, at such other time, or on such other date as the Company and Manchester State Bank may mutually agree upon for the Closing to take place.

         8.02 DELIVERIES AT THE CLOSING. At the Closing, there shall be delivered to the Company and Manchester State Bank the opinions, certificates, and other documents and instruments required to be delivered under Articles VI and VII hereof.

                                   ARTICLE IX

                            TERMINATION AND AMENDMENT

         9.01 TERMINATION. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Reorganization by the shareholders of Manchester State Bank and the
Company:

                  (a) by mutual consent of the Company and Manchester State Bank in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

                  (b) by either the Company or Manchester State Bank upon written notice to the other party 90 days after the date on which any request or application for a regulatory approval required to consummate the Reorganization shall have been denied or withdrawn at the request or recommendation of the governmental entity which must grant such requisite regulatory approval, unless within the 90 day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable governmental entity; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.01(b) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                  (c) by either the Company or Manchester State Bank if the Reorganization shall not have been consummated on or before December 31, 1996, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect the covenants and agreements of such party set forth herein;

                  (d) by either the Company or Manchester State Bank (provided, that the terminating party is not in material breach of any of its obligations under this Agreement) if any approval of the shareholders of either party required for the consummation of the Reorganization shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

                  (e) by either the Company or Manchester State Bank (provided, that the terminating party is not in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 45 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing;

                  (f) by the Company or Manchester State Bank, if it shall have determined that the Reorganization has become imprudent by reason of the institution by any governmental agency of any litigation or proceeding to restrain or prohibit the consummation of the Reorganization;

                  (g) by the Company if at the time of such termination there shall have been a material adverse change in Manchester State Bank's financial condition from that set forth in Manchester State Bank's financial statements referred to in Section 3.05 unless such change shall have resulted from conditions affecting the banking industry generally;

                  (h) by Manchester State Bank if at the time of such termination there shall have been a material adverse change in the Company's financial condition unless such change shall have resulted from conditions affecting the banking industry generally. For purposes of this Section 9.01(h),
(1) no bulk sale of non-performing assets by the Company or the Bank approved by the Board of Directors of the Company or the Bank, and made in all material respects in accordance with such approval after the date of this Agreement, shall be counted except to the extent the net adverse effect thereof (after considering any tax benefits) on the capital of the Company exceeds $1,500,000, and (2) no other transaction, event or condition, or series or combination of transactions, events or conditions shall be considered as resulting in a material adverse change with respect to the Company if the net adverse effect thereof, together with any net adverse effect counted under (1), on the capital of the Company is not in excess of $1,500,000;

                  (i) by the Company if the results, preliminary or other, of any regulatory examination of Manchester State Bank indicates (1) any action or actions the net effect of which is likely to result in a reduction in Manchester State Bank's capital of 5 % or more below levels disclosed to the Company prior to execution of this Agreement, or (2) any other action that is likely to result in a significant restriction on Manchester State Bank, its business or operations, unless such reduction or restriction has been requested in writing by the Company;

                  (j) by the Company if, in order to obtain any required permit, consent, approval or authorization of any governmental authority having jurisdiction, the Company or Resulting Corporation will be required to agree to, or will be subjected to, a limitation upon its activities following the Effective Time which the Company or the Bank reasonably regards as materially adverse; or

         9.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Manchester State Bank as provided in Section 9.01, this Agreement shall forthwith become void and have no further effect except (i) Sections 6.02(d), 9.02, 10.01 and 10.02, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its breach of any representation, warranty, or other provision of this Agreement.

         9.03 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Reorganization by the shareholders of Manchester State Bank; provided, however, that after any approval of the transactions contemplated by this Agreement by Manchester State Bank's or the

Company's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to such shareholders hereunder in any material respect other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.04 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein (other than Section 7.01). Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.01 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall, except to the extent and under the circumstances set forth in Section 10.02 below to the contrary, be paid by the party incurring such costs and expenses.

         10.02    FEES AND EXPENSES UNDER CERTAIN CIRCUMSTANCES.

                  (a) Manchester State Bank and its Directors shall vote for the Reorganization and recommend this Reorganization to the Shareholders of Manchester State Bank and shall not solicit, approve or recommend to its shareholders, or undertake or enter into with or without shareholder approval, either as the surviving or disappearing or the acquiring or acquired corporation, any other reorganization, consolidation, assets acquisition, tender offer or other takeover transaction, or furnish or cause to be furnished any information concerning its business, properties or assets to any person or entity, other than the Company, interested in any such transaction (except for Directors and executive officers of Manchester State Bank and such other persons as may be required by law), and Manchester State Bank will not authorize or permit any officer, Director, employee, investment banker or other representative directly or indirectly to, solicit, encourage or support any offer from any person or entity (other than the Company) to acquire substantially all of the assets of Manchester State Bank, to acquire 10% or more of the outstanding stock of Manchester State Bank, to enter into an agreement to merge with Manchester State Bank, or to take any other action that would have substantially the same effect as the foregoing, without the written consent of the Company (any such solicitation, approval, undertaking, authorization, permission or other action referred to in this sentence being sometimes referred to as an "unauthorized action"). If the Reorganization is not consummated in accordance with the terms hereof because of any action or omission by Manchester State Bank, as set forth above in this Section then Manchester State Bank shall on demand pay to the Company the sum of (a) the out-of-pocket expenses, including without limitation, reasonable attorney, accountant and investment banker fees and expenses, incurred by the Company in connection with the proposed Reorganization and the transactions provided for in this Agreement, plus (b) $500,000, as liquidated damages.

                  (b) If either Manchester State Bank or the Company fails to perform any material covenant or agreement in this Agreement, or if any representation or warranty by Manchester State Bank or the Company is determined to be materially untrue (the party which fails to perform or which makes the untrue representation or warranty being referred to as a "Breaching Party"), and if at the time of the failure or untrue representation or warranty by the Breaching Party, the other party is not a Breaching Party (the "Non-Breaching Party"), and if the Agreement is thereafter terminated prior to the Effective Time, then the Breaching Party shall on demand pay to the Non-Breaching Party the out-of-pocket expenses, including without limitation, reasonable attorney, accountant and investment banker fees and expenses, incurred by the NonBreaching Party in connection with the proposed Reorganization and the transactions provided for in this Agreement; provided, however, that the amount payable under this Section 10.02(b) shall not exceed $250,000.

                  (c) If Manchester State Bank does not take any unauthorized action, if Manchester State Bank shareholders do not approve the Reorganization, and if the Company does not breach this Agreement and if an agreement to acquire or merge with Manchester State Bank at $88.00 of value per share or more to the Manchester State Bank shareholders is executed on or before December 1, 1997 with an entity that makes an offer during the term of the Agreement, Manchester State Bank shall pay to the Company upon execution of such agreement the sum of all out-of-pocket expenses, including without limitation, reasonable attorney, accountant and investment banker fees and expenses, incurred by the Company in connection with the proposed Reorganization and the transactions provided for in the Agreement; provided that if the transaction agreed to with such other entity shall not close, the Company shall thereupon promptly repay such amount to Manchester State Bank.

         10.03 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of the Company and Manchester State Bank contained in this Agreement or in any instrument or certificate delivered pursuant hereto by the Company or Manchester State Bank shall expire on and be terminated and extinguished at the Effective Time; provided, however, that after the Effective Time, any such representation or warranty of the Company or Manchester State Bank shall not be deemed to be terminated or extinguished so as to deprive the Company of any defense at law or in equity which it would otherwise have to any claim against it by any person, firm, corporation or other legal entity, including, without limitation, any shareholder or former shareholder of Manchester State Bank.

         10.04    NOTIFICATION OF CERTAIN MATTERS.

                  (a) Manchester State Bank shall give prompt notice to the Company and the Company shall give prompt notice to Manchester State Bank, of
(i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (ii) any material failure of Manchester State Bank or the Company, as the case may be, or of any officer, Director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, provided, however, that no such notifications shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder,

                  (b) Manchester State Bank agrees to notify the Company by telephone within 24 hours of receipt of any inquiry with respect to a proposed Reorganization, consolidation, assets acquisition, tender offer or other takeover transaction with another person or receipt of a request for information from the FDIC, the Commissioner, or other governmental authority with respect to a proposed acquisition of Manchester State Bank by another party. Manchester State Bank will promptly communicate to the Company the terms of any such proposal, discussion, negotiation, or inquiry, including the identity of the party making such proposal or inquiry.

         10.05 NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid certified first class mail (return receipt requested) or by recognized overnight delivery service addressed as follows:

                  (a)      If to the Company or the Bank, to:

                           New England Community Bancorp, Inc. and
                           New England Bank and Trust Company
                           P. O. Box 130
                           Old Windsor Mall
                           Windsor, CT  06095
                           Attention:  David A. Lentini
                                       President and Chief
                                         Executive Officer

                  Copy to:
                           Cranmore, FitzGerald & Meaney
                           49 Wethersfield Avenue
                           Hartford, CT 06114
                           Attention:  J. J. Cranmore

                  (b)      If to Manchester State Bank, to:

                           Manchester State Bank
                           1041 Main Street
                           Manchester, CT  06045-1440
                           Attention:  Nathan G. Agostinelli
                                       President and Treasurer

                  Copy to:
                           Jacobs, Walker, Rice & Basche, P.C.
                           146 Main Street
                           P.O. Box 480
                           Manchester, CT  06045
                           Attention: Ronald K. Jacobs

or such other address as shall be furnished in writing by either party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         10.06 DELIVERY OF SCHEDULES.  [ RESERVED]

         10.07 PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party, and that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

         10.08 COMPLETE AGREEMENT. This Agreement, including the documents and other writings referred to herein or delivered pursuant thereto, contains the entire agreement and understanding of the parties with respect to its subject matter, other than the Confidentiality Agreements. There are no restrictions, agreements, premises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter. If any provision or part of this Agreement is deemed unenforceable, the enforceability of the other provisions and parts shall not be affected.

         10.09 COUNTERPARTS. This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         10.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

         10.11 HEADINGS. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, Manchester State Bank, the Company and the Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                     NEW ENGLAND COMMUNITY BANCORP, INC.

                                     By /S/ DAVID A. LENTINI
                                        --------------------
                                        Its President

Attest:

/S/ JOHN COCCOMO
----------------
Secretary

                                     NEW ENGLAND BANK & TRUST COMPANY

                                     By /S/ DAVID A. LENTINI
                                        --------------------
                                        Its President

Attest:

 /S/ JOHN COCCOMO
-----------------
Secretary

                                     MANCHESTER STATE BANK

                                     By /S/ NATHAN G. AGOSTINELLI
                                        -------------------------
                                        Its President

Attest:

/S/ RONALD K. JACOBS
--------------------
Secretary

                DIRECTORS OF NEW ENGLAND COMMUNITY BANCORP, INC.

         We hereby confirm, as of this 19th day of December, 1995, our approval of the foregoing Agreement and Plan of Reorganization by and between New England Community Bancorp, Inc., New England Bank & Trust Company and Manchester State Bank


/S/ TADEUS J. BUCZKOWSKI                             /S/ JOHN C. CARMON
------------------------                             ------------------

/S/ JOHN A. COCCOMO, SR.                             /S/ GEORGE A. COLLI, JR.
------------------------                             ------------------------

/S/ GARY J. DENINO                                   /S/ FRANK A. FALVO
------------------                                   ------------------

/S/ DOMINIC J. FERRAINA                              /S/ CHARLES D. GERSTEN
-----------------------                              ----------------------

/S/ JOHN R. HARVEY                                   /S/ DAVID A. LENTINI
------------------                                   --------------------

/S/ ANGELINA MCGILLIVRAY                             /S/ EDWARD J. SZEWCZYK
------------------------                             ----------------------

                  DIRECTORS OF NEW ENGLAND BANK & TRUST COMPANY

         We hereby confirm, as of this 19th day of December, 1995, our approval of the foregoing Agreement and Plan of Reorganization by and between New England Community Bancorp, Inc., New England Bank & Trust Company and Manchester State Bank


/S/ TADEUS J. BUCZKOWSKI                             /S/ JOHN C. CARMON
------------------------                             ------------------

/S/ JOHN A. COCCOMO, SR                              /S/ GEORGE A. COLLI, JR.
-----------------------                              ------------------------

/S/ LESTER R. DADDARIO                               /S/ DOMINIC J. FERRAINA
----------------------                               -----------------------

/S/ RUSSELL A. FERRIGNO, D.D.S                       /S/ HURLBURT R. FREW
------------------------------                       --------------------

/S/ DAVID A. LENTINI                                 /S/ ANGELINA J. MCGILLIVRAY
--------------------                                 ---------------------------

/S/ JOHN J. NARKIEWICZ                               /S/ EDWARD J. SZEWCZYK
----------------------                               ----------------------

/S/ PAUL H. WABREK
------------------

                       DIRECTORS OF MANCHESTER STATE BANK

         We hereby confirm, as of this 19th day of December, 1995, our approval of the foregoing Agreement and Plan of Reorganization by and between New England Community Bancorp, Inc., New England Bank & Trust Company and Manchester State Bank


/S/ PAUL ACETO                                       /S/ NATHAN G. AGOSTINELLI
--------------                                       -------------------------

/S/ ANDREW ANSALDI, JR.                              /S/ ANTHONY DZEN
-----------------------                              ----------------

/S/ RONALD JACOBS                                    /S/ NICHOLAS LAPENTA
-----------------                                    --------------------

/S/ ROXIE LEONE                                      /S/ WILLIAM OLEKSINSKI
---------------                                      ----------------------

/S/ SAMUEL PIERSON                                   /S/ ED TOMKIEL
------------------                                   --------------

                                  EXHIBIT 99.1

          Copy of the press release, dated December 20, 1995, issued by New
             England Community Bancorp, Inc.

                       NEW ENGLAND COMMUNITY BANCORP, INC.
                                  P.O. Box 130
                                Windsor, CT 06095
Release 12-20-95..8:30 AM

CONTACT: David A. Lentini                    Nathan G. Agostinelli
         President & Chief Executive Officer President & Chief Executive Officer New England Community Bancorp, Inc. Manchester State Bank
         860-688-5251                        860-646-4004

              MANCHESTER STATE BANK TO MERGE WITH NEW ENGLAND BANK

WINDSOR, CT, December 20, 1995, At meetings held last evening, the directors of New England Community Bancorp, Inc. (NASDAQ:NECB) and Manchester State Bank (Manchester) agreed to merge Manchester with NECB's subsidiary, New England Bank and Trust Company.

The terms of the Plan and Agreement of Reorganization provide that shareholders of Manchester will receive $35.20 payable in cash and 5.493 shares of NECB common stock for each share of Manchester State Bank Common Stock. Based upon $9.66, the average price for NECB shares in the 20 days preceding today, the transaction represents approximately $88.00 per share for holders of Manchester stock.

Nathan G. Agostinelli, President and CEO of Manchester, remarked "We are excited at the opportunity to join forces with New England. This is the right move at the right time. The two banks operate in adjacent markets and by combining resources, the customers of both banks will benefit from the larger network of branches while Manchester's customers particularly will gain access to a wider array of banking products and services."

Manchester is a Connecticut chartered commercial bank with three offices serving the greater Manchester area with total assets of approximately $94 million. New England Bank has eight offices throughout north central Connecticut.

NECB President and CEO David A. Lentini said that the move into Manchester was a natural extension of New England Bank's market in north-central Connecticut. He went on to say "We have put together a strong community banking organization to successfully meet the competitive challenges ahead. Providing high quality services to our customers is important to our goal of growing value for our shareholders. We expect that the addition of Manchester will favorably impact these objectives."

Mr. Agostinelli will continue as Executive Vice President and a Director of New England Bank, with responsibility for business development in the Manchester area. Andrew Ansaldi, Jr., Chairman of Manchester will also join the New England board as a Director.

The merger requires the approvals of regulatory authorities and the shareholders of Manchester. The transaction is expected to be completed by mid-year 1996.

NECB with total assets in excess of $337 million, is a multibank holding company with FDIC insured subsidiary banks New England Bank and Trust Company of Windsor, Connecticut and The Equity Bank of Wethersfield, Connecticut.


                   Supplemental Data as of September 30, 1995

(Amount in thousands except per share data)
                               NECB                   MANCHESTER
Total Assets                  $337,543                $93,792
Total Loans                    216,537                 72,443
Allowance for Loan Losses        4,215                  1,753
Total Deposits                 307,456                 86,278
Total Capital                   30,087                  6,727

Shares Outstanding               3,084                    100
Book Value Per Share             $9.75                 $67.27
Equity /Assets                    8.91%                  7.17%

                                    ***end***

                                  EXHIBIT 99.2

               Form of Shareholder Agreement required pursuant to
                     Section 1.11 of the Plan and Agreement
                    of Reorganization dated December 19, 1995
                by and among New England Community Bancorp, Inc.,
          New England Bank and Trust Company and Manchester State Bank.

                             Shareholder's Agreement
                                 (Section 1.11)

                                            December 19, 1995

Boards of Directors
New England Community Bancorp, Inc. and
New England Bank & Trust Company

Board of Directors
Manchester State Bank

Gentlemen:

         The undersigned beneficially owns and has sole voting power or shared voting power with respect to the number of shares of common stock, $10.00 par value per share (the "Shares"), of Manchester State Bank ("Manchester State Bank") indicated on the signature page hereof.

         Simultaneously with the execution of this letter agreement, New England Community Bancorp, Inc., ("New England Community Bancorp, Inc.") and New England Bank & Trust Company (the "Bank") (collectively the "Company") and Manchester State Bank have entered into a Plan and Agreement of Reorganization (the "Reorganization Agreement") dated as of the date hereof, providing for the merger of Manchester State Bank into New England Bank & Trust Company, a wholly-owned subsidiary of New England Community Bancorp, Inc. (the "Reorganization"), pursuant to which New England Bank & Trust Company will be the surviving corporation and all of the issued and outstanding Shares of Manchester State Bank will be converted into the right to receive a consideration on terms and conditions set forth in the Reorganization Agreement.

         In consideration of the Company's entering into the Reorganization Agreement and proceeding to use its best efforts to consummate the Reorganization, and in consideration of the expenses incurred by the Company in connection therewith, the undersigned agrees as follows:

         1. The undersigned will vote the Shares, or cause the Shares to be voted, for the approval of the Reorganization Agreement and the Reorganization, and any other matters relating thereto presented for approval of the shareholders of Manchester State Bank, and will vote the Shares, or cause the Shares to be voted, against the approval of any other agreement providing for a Reorganization, consolidation, sale of assets or other business combination of Manchester State Bank with any person or entity other than the Company, or the Bank.

         2. The undersigned will not sell, assign, transfer or otherwise dispose of, or permit to be sold, assigned, transfered or otherwise dispose of, any of the Shares except (a) for transfers by will or by operation of law (in which case this letter agreement shall bind the transferee) and (b) as the Company may otherwise agree in writing.

         3. The undersigned will not:

            (a) directly or indirectly solicit or encourage (including by way of furnishing information), or initiate any communication with any other person or entity with respect to, any proposal for a Reorganization, consolidation, sale of assets or other business combination involving Manchester State Bank or any Subsidiary (as defined in the Reorganization Agreement) of Manchester State Bank or for the acquisition of any capital stock of Manchester State Bank; or

            (b) encourage any person, firm, corporation, group or other entity to engage in any of the actions covered by subparagraph (a) above.

         4. If the Reorganization shall be consummated as provided in the Reorganization Agreement, for a period of at least two (2) years after the effective date of the Reorganization (the "Non-Compete Period"), the undersigned shall, consistent with fiduciary duty, prudent business judgment and past practices, use his reasonable best efforts to assist in the development and growth of the business, prospects, and operations of the Company (as successor to the business and operations of Manchester State Bank) ("Successor Entity") at least at levels and in respects consistent with efforts and undertakings heretofore made by the undersigned on behalf of Manchester State Bank and, without limiting the generality of the foregoing, (a) the undersigned will, consistent with fiduciary duty, prudent business judgment and past practices, continue to provide his personal and business banking business to the Successor Entity to substantially the same extent as heretofore provided to Manchester State Bank, and encourage others to do so, (b) the undersigned will not, consistent with fiduciary duty, prudent business judgment and past practices, directly or indirectly, solicit business for, or encourage any person to provide business to, any other banking or financial institution doing business in the geographic area comprised of the Hartford and Tolland Counties, in the State of Connecticut, (the "Area"), and (c) the undersigned will not serve as a member of the governing board, or on any committee or advisory committee, or as an organizer or incorporator of, any bank, bank holding company, or other financial institution which competes with the Company or any of its Subsidiaries and maintains its principal office in, or has 25% or more of its deposits or assets in the Area.

        5. The Company, the Bank, Manchester State Bank and the undersigned each represents that it/he has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this letter agreement, and that this letter agreement constitutes a valid and binding agreement with respect to such party, enforceable in accordance with its terms.

        6. Contingent upon the effectiveness of the Reorganization, the undersigned hereby irrevocably and unconditionally releases and discharges Manchester State Bank, and their respective successors and assigns, from any and all claims, demands, agreements, promises, actions, causes of action, suits, obligations, costs, expenses, damages, losses and liabilities, of whatever kind or nature, at law or in equity or otherwise, whether known or unknown, which he ever had, may have had, now has, or may have in the future, for or by reason of any cause, thing, or matter whatsoever from the beginning of the world to the Effective Time of the Reorganization, except only for any rights arising solely under and by reason of the Reorganization Agreement.

        7. The undersigned acknowledges that irreparable damage would occur if any of the provisions hereof were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the undersigned agrees that the Company shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the provisions hereof and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which the Company may be entitled at law or equity. The undersigned acknowledges and agrees that by breaching the provisions of this Agreement the undersigned waives and forfeits any rights which he may have to any compensation and remuneration pursuant to the Manchester State Bank plan to compensate "Founding Directors" in the event of a change in control. The undersigned acknowledges and agrees that upon breaching the provisions hereof, the undersigned, will be personally liable to Manchester State Bank and the Company for their fees and expenses in connection with the Reorganization Agreement.

         8. This letter agreement shall apply to any and all shares of common stock of Manchester State Bank acquired in any manner by the undersigned after the date hereof and, for purposes of this letter agreement, any and all such after-acquired shares shall be deemed included in the term "Shares" as used herein.

         9. This letter agreement is to be governed by the laws of the State of Connecticut, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

         10. This letter agreement will terminate upon any termination of the Reorganization Agreement effected in accordance with the terms thereof.

         11. The undersigned, in consideration of the sum of ________ (1) of the United States of America, and other lawful consideration to be paid by Manchester State Bank, has remised, released and forever discharged, and by these presents does remise, release and forever discharge Manchester State Bank, the Company and the Bank of and from all debts, obligations, reckonings, promises, covenants, controversies, suits, actions, causes of actions, damages, claims or demands, arising from Releasors' service as an officer, director, employee or agent of Manchester State Bank, and hereby agrees to indemnify the Resulting Corporation for any liability which may arise by reason of Manchester State Bank's payment pursuant to such Plan for "Founding Directors."

         Please confirm our agreement with you by signing a copy of this letter.

--------
(1)It is further agreed that the consideration to be received by the undersigned will be reduced to the extent necessary on a PRO RATA percentage basis along with all of the other "Founding Directors" of Manchester State Bank if such reduction is required by any regulatory agency acting with proper jurisdiction or if in the opinion of the Internal Revenue Service or counsel to either Manchester State Bank or the Company, such reductions are necessary to: enable the qualification of the Reorganization as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code in order to obtain the rulings or opinions provided pursuant to Sections 7.02(m) or 7.03(f) of the Reorganization Agreement.

         IN WITNESS WHEREOF, the undersigned releasor has signed and sealed this instrument affixed this __ day of December, 1995.

SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF OR ATTESTED BY

_________________________________        _________________         Number of
                                                                    SHARES
_________________________________                                  _________

STATE OF CONNECTICUT       )
                           ) ss.
COUNTY OF                  )

         Personally Appeared _______________, signer of the foregoing Instrument, and acknowledged the same to her free act and deed before me.

                                         _______________________________
                                         Notary/Public Commissioner of
                                         the Superior Court
                                         My Commission Expires _________


Confirmed and Agreed:

New England Community Bancorp, Inc.


By  ___________________________________
    President


New England Bank & Trust Company


By  ___________________________________
    President


Manchester State Bank

By  ___________________________________